Exhibit (a)(1)

SUNGARD CAPITAL CORP.
SUNGARD CAPITAL CORP. II

OFFER TO AMEND CERTAIN OUTSTANDING PERFORMANCE-BASED OPTIONS
AND RESTRICTED STOCK UNITS

August 13, 2009

SunGard Capital Corp.
SunGard Capital Corp. II
Offer to Amend Certain Outstanding Performance-Based Stock Options and Restricted Stock Units

This offer and withdrawal rights will expire at 5:00 p.m., Eastern Daylight Time, on September 14, 2009 unless we extend the expiration date.

     SunGard Capital Corp. (“SCC”) and SunGard Capital Corp. II (“SCCII”) (SCC, SCCII and their subsidiaries are collectively referred to herein as “SunGard,” the “Company,” “we,” “our” or “us”) is making this offer (the “offer”) to eligible employees to amend all of their outstanding performance-based options and restricted stock units granted in 2005, 2006, 2007 and 2008 (the “eligible awards”) under the Company’s 2005 Management Incentive Plan, as amended (the “Plan”). The eligible awards include:
•	Performance-based stock options to purchase equity units (“units”) consisting of 1.3 shares of Class A common stock of SCC, par value $0.001 per share (“class A shares”), 0.1444 shares of Class L common stock of SCC, par value $0.001 per share (“class L shares”), and 0.05 shares of preferred stock of SCCII, par value $0.001 per share (“preferred shares,” and together with the class A shares and the class L shares, the “shares”);

•	Performance-based stock options to purchase class A shares; and

•	Performance-based restricted stock units, which represent the conditional right to receive units upon the Company’s attainment of specified performance targets.
     The amendments will result in reduced performance targets for 2009 and 2010, a reduced number of units or shares subject to the outstanding performance awards that will be eligible to be earned in 2009 and 2010, new vesting schedules for performance awards earned in 2009 and 2010 and, for restricted stock units that vest after December 31, 2008, a new distribution date.
     Subject to satisfaction of the conditions of the offer, we currently intend to accept for amendment all performance-based stock options and restricted stock units properly tendered by eligible employees. The amendments to your performance-based stock options and restricted stock units will take effect on the same calendar day that the offer expires (the “expiration date”). We expect the expiration date to be September 14, 2009. The amended performance-based stock options and restricted stock units will be subject to the terms of the Company’s Plan.
     As of August 12, 2009, there were outstanding under the Plan: 36,743,782 class A shares, 4,081,386 class L shares and 1,413,222 preferred shares underlying options to purchase units; 9,695,456 class A shares underlying options to purchase class A shares; and 5,011,163 class A shares, 556,625 class L shares and 192,737 preferred shares underlying restricted stock units. Of these, the following were eligible for amendment in the offer: 7,100,953 class A shares, 788,752 class L shares and 273,114 preferred shares underlying outstanding performance-based options to purchase units; 3,908,352 class A shares underlying outstanding performance-based options to purchase class A shares; and 2,017,577 class A shares, 224,106 class L shares and 77,599 preferred shares underlying outstanding performance-based restricted stock units.
     You should evaluate the risks related to our business, our stock and this offer, among other factors, before deciding to participate in this offer. There is no established trading market for our securities.
     See “Risks of Participating in the Offer” beginning on page 7 for a discussion of risks that you should consider before participating in this offer.
IMPORTANT
     If you choose to participate in the offer, you must submit your completed election form via facsimile or e-mail (via PDF or similar imaged document file) on or before 5:00 p.m., Eastern Daylight Time, on September 14, 2009 to:
     SunGard
     Attention: Victoria Silbey
     Fax: (610) 964-4361
     E-mail: equity@sungard.com
     Responses may only be submitted by facsimile or e-mail. Responses submitted by any other means, including hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service) are not permitted.
     The delivery of all documents, including election forms, is at your own risk. Only responses that are complete and actually received by SunGard by the deadline will be accepted. It is your responsibility to confirm that we have received your election form.
     Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

     You should direct questions about this offer and requests for additional copies of the offer document (the “Offer to Amend”) and the other offer documents to:
     SunGard
     Attention: Victoria Silbey
     680 East Swedesford Road
     Wayne, Pennsylvania 19087
     Phone: (484) 582-5597
     Fax: (610) 964-4361
     E-mail: equity@sungard.com
Offer to Amend dated August 13, 2009
You should rely only on the information contained in this Offer to Amend or other documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer to amend the outstanding options and restricted stock units in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options and/or restricted stock units in any of these jurisdictions. You should not assume that the information provided in this Offer to Amend is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Amend summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.
Forward-Looking Statements
Certain of the matters we discuss in this Offer to Amend may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We described some of the factors that we believe could affect our results in the Section RISKS OF PARTICIPATING IN THE OFFER. We assume no obligation to update any written or oral forward-looking statements made by us or on our behalf as a result of new information, future events or other factors.

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SUMMARY TERM SHEET
     The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Amend and the election form together with its associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Amend and the other offer documents. We have included in this summary references to other sections in this Offer to Amend to help you find more complete information with respect to these topics.
     The following are some terms that are frequently used in this Offer to Amend.
     Terms Used in this Offer to Amend
•	“actual internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual internal EBITA will not be reduced by costs of the acquisition of the Company by the Investors (as such term is defined in the Stockholders Agreement dated as of August 10, 2005, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and Certain Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II) or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the compensation committee of our board of directors in consultation with our chief executive officer) or non-cash equity incentive expenses. Actual internal EBITA will be calculated without giving effect to purchase accounting and will be adjusted in good faith by the compensation committee in consultation with our chief executive officer to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by our board of directors or compensation committee and agreed to by our chief executive officer, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by our chief executive officer and our board of directors or compensation committee. Actual internal EBITA targets will be appropriately adjusted by the compensation committee in consultation with our chief executive officer in case of changes in Generally Accepted Accounting Principles promulgated by the Financial Accounting Standards Board or the Securities and Exchange Commission or changes in depreciation methodology.

•	“amended award agreements” refers to the award agreements, as amended, between the Company and the holder of an amended award, which set forth the terms of the amended awards.

•	“amended awards” refers to all performance awards that are amended pursuant to this offer.

•	“amended target” refers to the actual internal EBITA target for the 2009 or 2010 performance period, as applicable, to be in effect for the performance awards following amendment pursuant to the offer and which target will be the Company’s enterprise-wide EBITA at budget for the 2009 and 2010 calendar years.

•	“class A shares” refers to shares SCC Class A common stock, par value $0.001 per share.

•	“class L shares” refers to shares of SCC Class L common stock, par value $0.001 per share.

•	“Company” refers to SCC, SCCII and their subsidiaries.

•	“EBITA” refers to earnings before interest, taxes and amortization.

•	“eligible awards” refers to performance awards that were granted in 2005, 2006, 2007 and 2008 to eligible employees and which remain outstanding and unexercised as of the expiration date.

•	“eligible employee” refers to a management employee of SunGard who holds an outstanding performance award and is employed by SunGard on the expiration date. However, non-employee members of our board of directors, none of whom have been granted any equity awards under the Plan, and the senior executives are not eligible to participate in this offer. Any employee who terminates employment with SunGard for any reason prior to the expiration date is not eligible to participate in this offer.

•	“equity securities” refers to options, restricted stock units and shares.

•	“expiration date” refers to the date that this offer expires. We expect that the expiration date will be September 14, 2009, at 5:00 p.m., Eastern Daylight Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•	“Internal Revenue Code” refers to the Internal Revenue Code of 1986, as amended.

•	“offer” refers to the offer to amend eligible awards as set forth in this Offer to Amend.

•	“Offer to Amend” refers to this Offer to Amend Certain Outstanding Performance-Based Stock Options and Restricted Stock Units.

•	“offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on August 13, 2009, and we expect it to end at 5:00 p.m., Eastern Daylight Time, on September 14, 2009.

•	“options” refers to stock options to purchase units and class A shares, which vest and become exercisable based upon the Company’s attainment of specified EBITA performance targets for each calendar year in a designated performance period.

•	“original target” refers to the actual internal EBITA target for the 2009 or 2010 performance period, as applicable, currently in effect for the performance awards.

•	“performance awards” refers to performance-based options and restricted stock units.

•	“Plan” refers to our 2005 Management Incentive Plan, as amended.

•	“preferred shares” refers to shares of preferred stock of SCCII, par value $0.001 per share.

•	“restricted stock units” refers to the conditional right to receive units, which are earned and vest based upon the Company’s attainment of specified EBITA performance targets for each calendar year in a designated performance period.

•	“SCC” refers to SunGard Capital Corp.

•	“SCCII” refers to SunGard Capital Corp. II

•	“SDS” refers to SunGard Data Systems Inc. and its subsidiaries.

•	“senior executives” refers to a group of SunGard’s 15 most senior executives, who have been advised that they are not eligible to participate in this offer.

•	“shares” refers to class A shares, class L shares and preferred shares.

•	“SunGard” refers to SCC, SCCII and their subsidiaries.

•	“units” refers to equity units, each consisting of 1.3 class A shares, 0.1444 class L shares and 0.5 preferred shares.

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to amend all of their outstanding performance awards that were granted in 2005, 2006, 2007 and 2008. Options and restricted stock units granted under the Plan that are subject to time-based vesting only are not eligible for amendment in the offer. The forms of amendment to the performance awards are contained in Schedule A of this document. If an eligible employee tenders his or her eligible awards for amendment in the offer, they will be amended as follows:
1.	Amended Targets: The actual internal EBITA target for each of 2009 and 2010 will be reduced to reflect the Company’s enterprise-wide EBITA at budget for the 2009 and 2010 calendar years, an approximate 25% reduction for 2009.

2.	Amount Earned at Amended Targets: At the amended target for each of 2009 and 2010, the number of shares underlying options and restricted stock units that may be earned depends on the percentage of the amended target that is achieved between 95% and 106.25%. If 100% of the amended target is achieved, approximately 72% of the shares that would have been earned if 100% of the original target was achieved will be earned. If the amended target is achieved between 100% and 106.25%, an additional portion of the remaining 28% of the shares that could be earned for the year will be earned pro rata. If 106.25% of the amended target is achieved, the maximum number of shares that can be earned is the number that would have been earned in such year if 100% of the original target had been achieved. In no case can 100% of the shares underlying the performance awards for 2009 and 2010 be earned solely under the amended targets.

3.	Amount Earned at Original Targets: If the original target is achieved or exceeded, additional shares underlying the options and restricted stock units may be earned. For each of 2009 and 2010, if the original target is achieved between 100% and 106.25%, then the remaining eligible shares for that year will be earned pro rata based on the Company’s attainment of the original target between 100% and 106.25%.

4.	Extended Vesting: For each of 2009 and 2010, any shares earned will vest as follows: 25% of the earned award will vest on December 31 of the applicable performance year, and the remaining 75% will vest in successive, substantially equal monthly installments over the next 36 months, subject to the award holder’s continued employment.

5.	RSU Distribution Date: The distribution date of the shares underlying restricted stock units that vest after December 31, 2008 will be extended from five years after the original grant date to ten years after the original grant date. Accordingly, the shares underlying any restricted stock units that vest after December 31, 2008 will be distributed upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) the award holder’s separation from service without cause, or (iii) the date that is ten years after the date of grant. If a change of control occurs before the restricted stock units are fully vested, the shares underlying any restricted stock units that subsequently vest will be distributed upon the first to occur of clauses (ii) and (iii) above. The Company will issue the shares underlying the vested restricted stock units, subject to the satisfaction of applicable withholding obligations, within 30 business days following the applicable distribution date.

6.	Certain Terminations of Employment: If the award holder’s employment is terminated by us without cause (as defined in the Plan) or on account of the holder’s disability or death during 2009 or 2010, a pro rata portion of the award will be earned and vested for 2009 or 2010, as applicable, based on performance. If the award holder’s employment is terminated by us without cause or on account of the holder’s disability or death during the 36 months following the applicable performance year, the unvested portion of the earned award for the applicable performance year will become vested upon such termination of employment.

Q2.	How do I participate in this offer?

A2.	You may elect to participate by submitting your election form via facsimile or e-mail by using the fax number or e-mail address provided below. To send your election form by facsimile or e-mail, you must do the following on or before 5:00 p.m., Eastern Daylight Time, on the expiration date, currently expected to be September 14, 2009:
1.	Properly complete and sign your election form.

2.	Deliver the completed and signed election form via facsimile or e-mail (via PDF or similar imaged document file) to:

SunGard Attention: Victoria Silbey Fax: (610) 964-4361 E-mail: equity@sungard.com

You should note that if you elect to amend any of your eligible awards in this offer, you must elect to amend ALL eligible awards in this offer. To help you recall your outstanding eligible awards and give you the information necessary to make an informed decision, please refer to your personalized election form, which lists your eligible awards, the grant dates of your eligible awards and the number of shares subject to your outstanding eligible awards.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any eligible awards tendered for amendment that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered eligible awards promptly after the expiration of this offer. (See Section 4)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 8:00 a.m., Eastern Daylight Time, on the next United States business day following the previously scheduled expiration date.

The delivery of all documents, including election forms, is at your own risk. Only responses that are complete and actually received by SunGard by the deadline will be accepted. It is your responsibility to confirm that we have received your election form.

Responses may only be submitted by facsimile or e-mail. Responses submitted by any other means, including hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service) are not permitted.

(See Section 4)

Q3.	Who may participate in this offer?

A3.	You may participate in this offer if you hold eligible awards as of the expiration date, you are an eligible employee of SunGard at the time of this offer and you remain an eligible employee of SunGard through the expiration date. If your employment terminates on or prior to the expiration date or you provide or receive written notification of your termination on or prior to the expiration date, you will not be eligible to participate.

Non-employee members of our board of directors, none of whom have been granted any equity awards under the Plan, and the senior executives may not participate in the offer. The Company intends to make arrangements to permit its senior executives to amend their options and restricted stock units in a comparable manner to be established by our board of directors at a later time. (See Section 12)

Q4.	Why is SunGard making this offer?

A4.	We issued the currently outstanding performance awards to attract and retain the best available personnel and to provide additional incentives to our employees. Our board of directors has recognized that, due to the current general economic situation, turbulence in the financial services industry and continued uncertainty in the markets, the original targets in the performance awards may no longer be achievable. By making this offer, we intend to provide eligible employees with the opportunity to amend their performance awards to make the performance targets more achievable so that the performance awards have greater retention value and will serve to better align the interests of our employees and stockholders and to maximize stockholder value. (See Section 2)

Q5.	Which of my performance awards are eligible?

A5.	Your eligible awards consist of those (i) options to purchase units and class A shares that were granted in 2005, 2006, 2007 or 2008, and remain outstanding, unvested and unexercised as of the expiration date and (ii) restricted stock units that were granted in 2007 and 2008, and remain outstanding as of the expiration date. Options and restricted stock units granted under the Plan that are subject to time-based vesting only are not eligible for amendment in the offer. To help you recall your outstanding eligible awards and give you the information necessary to make an informed decision, please refer to your personalized election form, which lists your eligible awards, the grant dates of your eligible awards and the number of outstanding shares subject to your outstanding eligible awards. (See Section 1)

Q6.	Are there circumstances under which my eligible awards would not be amended?

A6.	Yes. If, for any reason, you no longer are an employee of SunGard on the expiration date, your eligible awards will not be amended. Instead, your eligible awards will retain their current terms. Except as provided by applicable law and/or any employment agreement between you and SunGard, your employment with SunGard will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause, and with or without notice. (See Section 1)

Even if we accept your eligible awards for amendment, we will not amend them if we are prohibited from doing so by applicable laws. For example, we could become prohibited from amending your eligible awards as a result of changes in the SEC rules or applicable tax laws. We do not anticipate any such prohibitions at this time. (See Section 7)

In addition, if you hold an eligible award that expires on or before the expiration of this offer, that particular performance award is not eligible for amendment. (See Section 1)

Q7.	Am I required to participate in the offer?

A7.	No. Participation in this offer is completely voluntary. (See Section 4)

Q8.	Do I have to pay for the amendment of my eligible awards?

A8.	No. You do not have to make any cash or other payment to SunGard to have your eligible awards amended. (See Section 9)

Q9.	If I participate in this offer, do I have to amend all of my eligible awards?

A9.	Yes. If you decide to participate in this offer and to amend an eligible award, you must elect to amend ALL eligible awards. (See Section 4)

Q10.	When will I receive my amended awards?

A10.	We will amend the tendered performance awards on the expiration date of the offer. We expect the expiration date will be September 14, 2009. If the expiration date is extended, the tendered performance awards will be amended on the new expiration date. You will receive the amendment to your award agreements as soon as administratively practicable following the expiration date. (See Section 6)

Q11.	Once I tender my eligible awards for amendment, is there anything I must do to receive the amended awards?

A11.	No. Once the offer expires, we will amend immediately all properly tendered performance awards on the expiration date and will provide you, as soon as administratively practicable following the expiration date, an amendment to your award agreements. Although your tendered performance awards will be amended on the expiration date, for purposes of our recordkeeping, we ask that you sign two copies of each amendment and return one copy to us. Please retain one copy of the signed amendment for your records.

Q12.	How will the performance goals be amended pursuant to this offer?

A12.	The EBITA performance targets for 2009 and 2010 will be reduced to reflect the Company’s enterprise-wide EBITA budget for the 2009 and 2010 calendar years. The Company’s board of directors has established the amended target for the 2009 calendar year to be approximately 25% lower than the original target for 2009. In early 2010, our board of directors will establish the amended target for the 2010 calendar year, and we anticipate that the amended target for 2010 will be lower than the original target in effect for 2010. (See Section 1)

Q13.	How will the number of shares eligible to be earned in 2009 and 2010 and the vesting applicable to my eligible awards be amended pursuant to this offer?

A13.	At the amended target for each of 2009 and 2010, the number of shares underlying options and restricted stock units that may be earned depends on the percentage of the amended target that is achieved between 95% and 106.25%. If 100% of the amended target is achieved, approximately 72% of the shares that would have been earned if 100% of the original performance target was achieved will be earned. If the amended target is achieved between 100% and 106.25%, an additional portion of the remaining 28% of the shares that could be earned for the year will be earned pro rata. If 106.25% of the amended target is achieved, the maximum number of shares that can be earned is the number that would have been earned in such year if 100% of the original target had been achieved. In no case can 100% of the shares underlying the performance awards for 2009 and 2010 be earned solely under the amended targets.

If the original target is achieved or exceeded, additional shares underlying the options and restricted stock units may be earned. For each of 2009 and 2010, if the original target is achieved between 100% and 106.25%, then the remaining eligible shares for that year will be earned pro rata based on the Company’s attainment of the original target between 100% and 106.25%.

For each of 2009 and 2010, any shares earned will vest as follows: 25% of the earned award will vest on December 31 of the applicable performance year, and the remaining 75% will vest in successive, substantially equal monthly installments over the next 36 months, subject to the award holder’s continued employment.

If an award holder’s employment is terminated by us without cause (as defined in the Plan) or on account of the holder’s disability or death during 2009 or 2010, a pro rata portion of the award will be earned and vested for 2009 or 2010, as applicable, based on performance. If an award holder’s employment is terminated by us without cause or on account of the holder’s disability or death during the 36 months following the applicable performance year, the unvested portion of the earned award for the applicable performance year will become vested upon such termination of employment. (See Section 1)

Q14.	Will the distribution dates of my restricted stock units be amended pursuant to this offer?

A14.	Yes. Currently, your eligible awards provide that the shares underlying vested restricted stock units, if any, will be distributed to you upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) your separation from service with us without cause, or (iii) the date that is five years after the date of grant. If a change of control occurs before the restricted stock units are fully vested, the shares underlying any restricted stock units that subsequently vest will be distributed upon the first to occur of clauses (ii) and (iii) above.

The five year distribution date will be changed to ten years for the amended restricted stock units. If you tender your eligible awards in this offer, then the shares underlying any restricted stock units that vest after December 31, 2008 will be distributed to you upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) your separation from service with us without cause, or (iii) the date that is ten years after the date of grant. If a change of control occurs before the restricted stock units are fully vested, the shares underlying any restricted stock units that subsequently vest will be distributed upon the first to occur of clauses (ii) and (iii) above. The Company will issue the shares underlying the vested restricted stock units, subject to the satisfaction of applicable withholding tax obligations, within 30 business days following the applicable distribution date. (See Section 1)

Q15.	Will the terms and conditions of my amended awards be the same as my tendered eligible awards?

A15.	Except for the (i) amended targets for 2009 and 2010, (ii) a reduced number of shares subject to the outstanding performance awards that will be eligible to be earned, (iii) new vesting schedules for performance awards earned in 2009 and 2010 and, (iv) for restricted stock units that vest after December 31, 2008, a new distribution date, all the terms and provisions in effect for the eligible awards at the time of tender will continue in effect if the eligible awards are amended pursuant to the offer. Your amended awards will continue to be governed by the terms and conditions of the Plan and agreements just as the eligible awards currently are, but the amended awards will be subject to amended award agreements. The forms of amendment to the award agreements are incorporated by reference as exhibits to the Schedule TO with which this Offer to Amend has been filed and are available in Schedule A to this Offer to Amend and on the SEC website at www.sec.gov.

We will amend all properly tendered eligible awards upon the expiration of the offer. We expect that the expiration date will be September 14, 2009. (See Section 6)

Q16.	What happens to my eligible awards if I choose not to participate or if my eligible awards are not accepted for amendment?

A16.	If you choose not to participate or your awards are not accepted for amendment, your current performance awards will remain outstanding under their current terms. In other words, the performance targets and vesting schedules for 2009 and 2010 will not be amended, and the amount of equity underlying the performance awards that may be earned in 2009 and 2010 will not be reduced. If your restricted stock units are not amended, the shares underlying your vested restricted stock units, if any, will be distributed to you in accordance with the terms of your current restricted stock unit agreement, which is upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) your separation from service with us without cause, or (iii) the date that is five years after the date of grant. If a change of control occurs before the restricted stock units are fully vested, the shares underlying any restricted stock units that subsequently vest will be distributed upon the first to occur of clauses (ii) and (iii) above. (See Section 10)

Q17.	How does SunGard determine whether an eligible award has been properly tendered?

A17.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any eligible awards for amendment. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any awards tendered for amendment that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered awards that are not validly withdrawn, subject to the terms of this offer. No tender of awards will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election, and we will not incur any liability for failure to give any notice. (See Section 4)

Q18.	What are the tax consequences if I participate in the offer?

A18.	If you participate in the offer and are a United States taxpayer, you generally will not be required under current United States law to recognize income for United States federal income tax purposes at the time of the amendment.

With respect to your amended awards that are restricted stock units, you normally will have taxable ordinary income when the shares underlying your amended restricted stock units are distributed to you. SunGard will also typically have a tax withholding obligation at the time of distribution. Depending on the circumstances, SunGard may also have a tax withholding obligation at the time of vesting. With respect to your amended awards that are options, you generally will have taxable ordinary income when you exercise your amended options. SunGard will also have a tax withholding obligation at the time of exercise. (See Section 15 for a discussion of the general tax consequences associated with your eligible awards.)

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in another country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you. Please refer to Schedule B of this document for short summaries of some of those consequences with respect to several of the countries where eligible employees are located. We strongly recommend that you review the summary of the tax consequences for the applicable foreign jurisdiction and consult with your advisors to discuss the consequences to you of this transaction.

Q19.	What if SunGard is acquired by another company?

A19.	Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity prior to the expiration of the offer, you may choose to withdraw any performance awards which you tendered for amendment and your performance awards will be treated in accordance with the Plan and relevant performance award agreement. Further, if SunGard is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your current performance awards and your rights under them will remain intact under the terms and conditions set forth in your performance award agreements and they will not be amended. If SunGard is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the amended awards. Under such circumstances, the type of security and the number of shares covered by your amended awards may be adjusted based on the consideration per share given to holders of our stock in connection with the acquisition. As a result of this adjustment, you may receive amended awards covering more or fewer shares of the acquiror’s stock than the number of shares subject to the eligible awards that you tendered or than the number you would have received pursuant to the amended awards if no acquisition had occurred.

If we are acquired after your tendered eligible awards have been amended, your amended awards will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the Plan and your amended award agreements. (See Section 7)

Q20.	Will I receive an amendment to my award agreements?

A20.	Yes. All amended awards will be subject to an amended award agreement between you and SunGard, as well as to the terms and conditions of the Plan. Although your tendered performance awards will be amended on the expiration date, for purposes of our recordkeeping, we ask that you sign two copies of each amendment to your award agreement and return one copy to us. Please retain one copy of the signed amendment for your records.

The forms of amendment to the award agreements are incorporated by reference to the Schedule TO with which this Offer to Amend has been filed. In addition, a copy of the Plan and the forms of amendment are included in Schedule A to this document and are available on the SEC website at www.sec.gov. (See Section 6)

Q21.	Are there any conditions to this offer?

A21.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Amend. If any of these conditions are not satisfied, we may waive the condition at our discretion. Any such waiver will be made with respect to all eligible employees in a uniform and nondiscriminatory manner. For instance, one customary condition is that we may terminate the offer if there is a suspension of payments by banks in the United States. Even if this were to occur, we might decide to waive this condition and continue the offer. (See Section 7)

Q22.	If you extend or change the offer, how will you notify me?

A22.	If we extend or change this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 8:00 a.m., Eastern Daylight Time, on the next United States business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Section 16)

Q23.	Can I change my mind and withdraw from this offer?

A23.	Yes. You may change your mind after you have submitted an election form and withdraw ALL of your elected performance awards from the offer at any time before the expiration of the offer (expected to be 5:00 p.m., Eastern Daylight Time, September 14, 2009). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration of the offer. (See Section 5)

Q24.	How do I withdraw my election?

A24.	To withdraw all of the eligible awards that you previously elected to amend, you must submit a new, properly completed and duly executed election form for all of the eligible awards to withdraw them from the offer while you still have the right to withdraw the awards. You may withdraw your eligible awards by submitting your newly completed election form by facsimile or e-mail via the fax number or e-mail address provided below. To send your election form to withdraw your eligible awards, you must do the following on or before 5:00 p.m., Eastern Daylight Time, on the expiration date, currently expected to be September 14, 2009:

1.	Properly complete and sign a new election form.

2.	Deliver the revised election form via facsimile or e-mail (via PDF or similar imaged document file) to:

SunGard Attention: Victoria Silbey Fax: (610) 964-4361 E-mail: equity@sungard.com

(See Section 5)

Q25.	What if I withdraw my election and then decide again that I want to participate in this offer?

A25.	If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new, properly completed election form, via facsimile or e-mail before the expiration of the offer, which is signed and dated after the date of your prior election form in which you elected to withdraw your eligible awards. (See Section 5)

Q26.	Are you making any recommendation as to whether I should amend my eligible awards?

A26.	No. We are not making any recommendation as to whether you should accept this offer. The program does carry risk (see “Risks of Participating in the Offer” beginning below on page 7 for information regarding some of these risks), and there are no guarantees that you ultimately would not receive greater value from your current eligible awards than from the amended awards. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor. (See Section 2)

Q27.	Whom can I contact if I have questions about the offer, or if I need additional copies of the election form or other offer documents?

A27.	You should direct questions about this offer and requests for additional copies of this Offer to Amend, the election form and the other offer documents to:

SunGard Attention: Victoria Silbey 680 East Swedesford Road Wayne, Pennsylvania 19087 Phone: (484) 582-5597 Fax: (610) 964-4361 E-mail: equity@sungard.com
RISKS OF PARTICIPATING IN THE OFFER
     Participating in the offer involves a number of risks and uncertainties, including those described below. The risk factors discussed in the securities filings of SDS (wholly owned subsidiary of the Company) and our Form 10-12G/A registration statement filed with the SEC on June 26, 2009 highlight material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the rest of this Offer to Amend for a more in-depth discussion of the risks that may apply to you before deciding to participate in the offer.
     The following discussion should be read in conjunction with the financial statements attached as Schedule C, as well as our financial statements and notes to the financial statements included in SunGard Data Systems Inc.’s most recent Forms 10-K and 10-Q, and our Form 10-12G/A and Form 10-Q. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.
Risks that are Specific to this Offer
The number of shares that you may earn for 2009 and 2010 under the amended awards may be fewer than the number you may earn under the original targets.
     Under the current terms of your eligible awards, if the original performance targets are attained in 2009 and 2010, you would earn a greater number of shares than you would earn if the amended targets are attained in those years. Although the number of shares underlying options and restricted stock units that may be earned still depends on the percentage of the amended target being achieved between 95% and 106.25%, in no case can the maximum number of shares underlying the performance awards for 2009 and 2010 be earned solely under the amended targets. If 100% of the amended target is achieved, approximately 72% of the shares that would have been earned if 100% of the original target was achieved will be earned. If the amended target is achieved between 100% and 106.25%, an additional portion of the remaining 28% of the shares that could be earned for the year will be earned pro rata. If 106.25% of the amended target is achieved, the maximum number of shares that could be earned is the number that would have been earned in such year if 100% of the original target had been achieved. As a result of the amendment to the number of shares that may be earned, you may receive less value from your amended awards than you would have received from your eligible awards under their current terms.
The vesting period of your amended awards will be longer than the vesting period for your current eligible awards.
     The terms of your current awards provide that if 106.25% or greater of the performance target for any year during the performance period is attained, then 1/5 or 1/6 of your eligible award will vest on December 31 of the applicable calendar year (depending on whether the applicable performance period is five or six years, respectively). If between 95% and 106.25% of the performance target is attained, the number of shares that vest on December 31 of the applicable year will be determined by linear interpolation.
     Your amended awards will provide that, for each of 2009 and 2010, if at least 95% of the amended target is achieved, 25% of the earned award will vest on December 31 of the applicable calendar year, and the remaining 75% will vest in successive, substantially equal monthly installments over the next 36 months, subject to your continued employment. Therefore, if the amended target or original target is attained for each of 2009 or 2010, the amended awards earned in each year would vest over a 37-month period. Except in limited circumstances in which your employment is terminated by us without cause or due to your disability or death, if your employment terminates during the vesting period, you will forfeit all unvested performance awards.
Distribution of restricted stock units will be extended by five years.
     If you participate in this offer, the shares underlying any restricted stock units that will vest after December 31, 2008 may be distributed to you five years later than they would have been distributed to you under the current terms of your eligible awards. Currently, your eligible awards provide that the shares underlying any vested restricted stock units will be distributed to you upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) your separation from service with us without cause, or (iii) the date that is five years after the date of grant. If a change of control occurs before the restricted stock units are fully vested, any restricted stock units that subsequently vest will be distributed upon the first to occur of clauses (ii) and (iii) above.
     If you tender your eligible awards in this offer, then the shares underlying restricted stock units that vest after December 31, 2008 will be distributed to you upon the first to occur of (1) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (2) your separation from service with us without cause, or (3) the date that is ten years after the date of grant. We will issue the shares underlying the vested restricted stock units, subject to the satisfaction of applicable withholding tax obligations, within 30 business days following the applicable distribution date.
Tax-related risks for residents of foreign jurisdictions.
     The discussion in Section 15 of the Offer to Amend describes the material United States federal income tax consequences if you participate in the offer. If you are subject to the tax laws in jurisdictions outside of the United States, you should be aware that the amendment of the eligible awards in the offer may result in immediate taxation to you. You should be certain to consult your personal tax advisor to discuss the tax consequences of your participation in the offer applicable to such jurisdiction. Please refer to Schedule B of this document for short summaries of the tax consequences with respect to several of the countries where eligible employees are located. If you are subject to the tax laws in one of these jurisdictions, you should review the summary applicable such foreign jurisdiction in addition to consulting your personal tax advisor.
Risks Related to Our Class A Shares, Class L Shares and Our Preferred Shares
There are risks associated with an investment in our equity securities given the general illiquid nature of our equity securities.
     There is no public market for our equity securities and they are subject to significant restrictions on transfer, including restrictions under the federal and state securities laws and the Stockholders Agreement among SCC, SCCII, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and certain stockholders of SCC and SCCII, dated as of August 10, 2005 (as in effect from time to time, the “Stockholders Agreement”), which substantially restrict the liquidity of the securities described herein. In general, the Stockholders Agreement contains “tag-along” and “drag-along” rights, rights of first offer, call rights, transfer restrictions and other terms and conditions that substantially restrict the liquidity of our equity securities. (See Section 9). In addition, there are no assurances that a liquidity event will occur, and if it does, when such event may occur or on what terms and conditions. Therefore investors must be prepared to bear the economic risk of holding such securities for an indefinite period of time and without any assurance that the shares will generate any investment return.
SCC does not expect to pay dividends on our class A shares or class L shares in the foreseeable future and SCCII does not expect to pay dividends on our preferred shares in the foreseeable future.
     SCC and SCCII are holding companies with no business operations of their own. As a result, they depend on their operating subsidiaries for cash to make dividend payments. Deterioration in the financial conditions, earnings or cash flow of our significant subsidiaries for any reason could limit or impair their ability to pay cash dividends or other distributions to SCC and SCCII. SCC and SCCII may also need to contribute additional capital to improve the capital ratios of certain of its subsidiaries, which could also affect the ability of these subsidiaries to pay dividends.

     In addition, the terms of certain of the outstanding indebtedness of subsidiaries of SCC and SCCII substantially restricts our ability to pay dividends. There cannot be any assurance that agreements governing the current and future indebtedness of SCC and SCCII or their subsidiaries will permit SCC, SCCII or their subsidiaries to provide our stockholders with sufficient dividends, distributions or loans.
     Accordingly, the restrictions above would limit SCC’s and SCCII’s ability to make dividend payments to our stockholders, and investors must be prepared to rely on sales of their common and preferred stock after price appreciation to earn an investment return, which may never occur, particularly in view of our transfer restrictions applicable to our capital stock.
     Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, cash flows, financial conditions, contractual restrictions, restrictions imposed by applicable law and other factors the board deems relevant.
Risks Related to SDS’ Indebtedness
SDS’ substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our debt obligations.
     SDS was acquired by a consortium of private equity investment funds (the “sponsors”) on August 11, 2005. As a result of the acquisition, SDS is highly leveraged and its debt service requirements are significant. At June 30, 2009, SDS’ total indebtedness was $8.56 billion, and it had $755 million available for borrowing under its revolving credit facility, after giving effect to certain outstanding letters of credit. SCC and SCCII do not have any outstanding indebtedness.
     SDS’ high degree of leverage could have important consequences, including:
•	making it more difficult for SDS to make payments on its debt obligations;

•	increasing our vulnerability to general economic and industry conditions;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on SDS’ indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of SDS’ borrowings, including borrowings under its senior secured credit facilities, are at variable rates of interest;

•	restricting us from making acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.
     We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in SDS’ senior secured credit facilities and the indentures relating to SDS’ senior notes due 2013 and 2015 and senior subordinated notes due 2015. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.
SDS’ debt agreements contain restrictions that limit our flexibility in operating our business.
     SDS’ senior secured credit agreement and the indentures governing SDS’ senior notes due 2013 and 2015 and senior subordinated notes due 2015 contain various covenants that limit its ability to engage in specified types of transactions. These covenants limit SDS’ ability to, among other things:
•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and

•	enter into certain transactions with its affiliates.
     In addition, under the senior secured credit agreement, SDS is required to satisfy and maintain specified financial ratios and other financial condition tests. SDS’ ability to meet those financial ratios and tests can be affected by events beyond its control, and it may not be able to meet those ratios and tests. A breach of any of these covenants could result in a default under the senior secured credit agreement. Upon an event of default under the senior secured credit agreement, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit.
     If SDS were unable to repay those amounts, the lenders under the senior secured credit agreement could proceed against the collateral granted to them to secure that indebtedness. SDS has pledged a significant portion of its assets as collateral under the senior secured credit agreement and the senior notes due 2014, to the extent required by the indenture governing these notes. If the lenders under the senior secured credit agreement accelerate the repayment of borrowings, SDS may not have sufficient assets to repay the senior secured credit facilities and the senior secured notes, as well as its unsecured indebtedness.
Provisions of SDS’ credit agreements could discourage an acquisition of us by a third party.
     Certain provisions of SDS’ credit agreements could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a change of control, all indebtedness under SDS’ credit agreements may be accelerated and become due.
Risks Related to Our Business
Our business depends largely on the economy and financial markets, and a slowdown or downturn in the economy or financial markets could adversely affect our business and results of operations.
     We are one of the world’s leading software and IT services companies. We provide software and processing solutions to institutions throughout the financial services industry, higher education and the public sector. When there is a slowdown or downturn in the economy, a drop in stock market levels or trading volumes, or an event that disrupts the financial markets, our business and financial results may suffer for a number of reasons. Customers may react to worsening conditions by reducing their capital expenditures in general or by specifically reducing their IT spending. In addition, customers may curtail or discontinue trading operations, delay or cancel IT projects, or seek to lower their costs by renegotiating vendor contracts. Also, customers with excess IT resources may choose to take their availability solutions in-house rather than obtain those solutions from us. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our customers to lower cost solutions. If any of these circumstances remain in effect for an extended period of time, there could be a material adverse effect on our financial results. Because our financial performance tends to lag behind fluctuations in the economy, our recovery from any particular downturn in the economy may not occur until after economic conditions have generally improved.
Our business depends largely on the financial services industry, and a weakening of the financial services industry could adversely affect our business and results of operations.
     Because our customer base is concentrated in the financial services industry, our business is largely dependent on the health of that industry. When there is a general downturn in the financial services industry, or if our customers in that industry experience financial or business problems, our business and financial results may suffer. If financial services firms continue to consolidate, there could be a material adverse effect on our business and financial results. When a customer merges with a firm using its own solution or another vendor’s solution, they could decide to consolidate on a non-SunGard system, which could have an adverse effect on our financial results.
Our acquisition program is an important element of our strategy but, because of the uncertainties involved, this program may not be successful and we may not be able to successfully integrate and manage acquired businesses.
     Part of our growth strategy is to pursue additional acquisitions in the future. There can be no assurance that our acquisition program will continue to be successful. In addition, we may finance any future acquisition with debt, which would increase our interest costs. If we are unable to successfully integrate and manage acquired businesses, including GL TRADE, then our business and financial results may suffer. It is possible that the businesses we have acquired and businesses that we acquire in the future may perform worse than expected, be subject to an adverse litigation outcome or prove to be more difficult to integrate and manage than expected. If that happens, there may be a material adverse effect on our business and financial results for a number of reasons, including:
•	we may have to devote unanticipated financial and management resources to acquired businesses;

•	we may not be able to realize expected operating efficiencies or product integration benefits from our acquisitions;

•	we may have to write-off goodwill or other intangible assets; and

•	we may incur unforeseen obligations or liabilities (including assumed liabilities not fully indemnified by the seller) in connection with acquisitions.
If we are unable to identify suitable acquisition candidates and successfully complete acquisitions, our growth and our financial results may be adversely affected.
     Our growth has depended in part on our ability to acquire similar or complementary businesses on favorable terms. This growth strategy is subject to a number of risks that could adversely affect our business and financial results, including:

•	we may not be able to find suitable businesses to acquire at affordable valuations or on other acceptable terms;

•	we may face competition for acquisitions from other potential acquirers, some of whom may have greater resources than us or may be less highly leveraged, or from the possibility of an acquisition target pursuing an initial public offering of its stock;

•	we may have to incur additional debt to finance future acquisitions as we have done in the past and no assurance can be given as to whether, and on what terms, such additional debt will be available; and

•	we may find it more difficult or costly to complete acquisitions due to changes in accounting, tax, securities or other regulations.
Catastrophic events may disrupt or otherwise adversely affect the markets in which we operate, our business and our profitability.
     Our business may be adversely affected by a war, terrorist attack, natural disaster or other catastrophe. A catastrophic event could have a direct negative impact on us or an indirect impact on us by, for example, affecting our customers, the financial markets or the overall economy. The potential for a direct impact is due primarily to our significant investment in our infrastructure. Although we maintain redundant facilities and have contingency plans in place to protect against both man-made and natural threats, it is impossible to fully anticipate and protect against all potential catastrophes. Despite our preparations, a security breach, criminal act, military action, power or communication failure, flood, severe storm or the like could lead to service interruptions and data losses for customers, disruptions to our operations, or damage to our important facilities. The same disasters or circumstances that may lead to our customers requiring access to our availability services may negatively impact our own ability to provide such services. Our three largest availability services facilities are particularly important, and a major disruption at one or more of those facilities could disrupt or otherwise impair our ability to provide services to our availability services customers. If any of these events happen, we may be exposed to unexpected liability, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results.
Our application service provider systems may be subject to disruptions that could adversely affect our reputation and our business.
     Our application service provider systems maintain and process confidential data on behalf of our customers, some of which is critical to their business operations. For example, our trading, treasury and risk management systems maintain account and trading information for our customers and their clients, and our benefit administration and insurance systems maintain investor account information for retirement plans, insurance policies and mutual funds. There is no guarantee that the systems and procedures that we maintain to protect against unauthorized access to such information are adequate to protect against all security breaches. If our application service provider systems are disrupted or fail for any reason, or if our systems or facilities are infiltrated or damaged by unauthorized persons, our customers could experience data loss, financial loss, harm to reputation and significant business interruption. If that happens, we may be exposed to unexpected liability, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results.
Because the sales cycle for our software is typically lengthy and unpredictable, our results may fluctuate from period to period.
     Our operating results may fluctuate from period to period and be difficult to predict in a particular period due to the timing and magnitude of software sales. We offer a number of our software solutions on a license basis, which means that the customer has the right to run the software on its own computers. The customer usually makes a significant up-front payment to license software, which we generally recognize as revenue when the license contract is signed and the software is delivered. The size of the up-front payment often depends on a number of factors that are different for each customer, such as the number of customer locations, users or accounts. As a result, the sales cycle for a software license may be lengthy and take unexpected turns. Thus, it is difficult to predict when software sales will occur or how much revenue they will generate. Since there are few incremental costs associated with software sales, our operating results may fluctuate from quarter to quarter and year to year due to the timing and magnitude of software sales.
Rapid changes in technology and our customers’ businesses could adversely affect our business and financial results.
     Our business may suffer if we do not successfully adapt our products and services to changes in technology and changes in our customers’ businesses. These changes can occur rapidly and at unpredictable intervals and we may not be able to respond adequately. If we do not successfully update and integrate our products and services to adapt to these changes, or if we do not successfully develop new products and services needed by our customers to keep pace with these changes, then our business and financial results may suffer. Our ability to keep up with technology and business changes is subject to a number of risks, including:
•	we may find it difficult or costly to update our products and services and to develop new products fast enough to meet our customers’ needs;

•	we may find it difficult or costly to make some features of our products and services work effectively and securely over the Internet;

•	we may find it difficult or costly to integrate more of our FS solutions;

•	we may find it difficult or costly to update our products and services to keep pace with business, regulatory and other developments in the financial services industry, where many of our customers operate; and

•	we may find it difficult or costly to update our services to keep pace with advancements in hardware, software and telecommunications technology.

     Some technological changes, such as advancements that have facilitated the ability of our AS customers to develop their own internal solutions, may render some of our products and services less valuable or eventually obsolete. In addition, because of ongoing, rapid technological changes, the useful lives of some technology assets have become shorter and customers are therefore replacing these assets more often. As a result, our customers are increasingly expressing a preference for contracts with shorter terms, which could make our revenue less predictable in the future.
Customers taking their availability solutions in-house may continue to create pressure on our organic revenue growth rate.
     Our availability solutions allow customers to leverage our significant infrastructure and take advantage of our experience, technology expertise, resource management capabilities and vendor neutrality. Technological advances in recent years have significantly reduced the cost and the complexity of developing in-house solutions. Some customers, especially among the very largest having significant IT resources, prefer to develop and maintain their own in-house availability solutions, which can result in a loss of revenue from those customers. If this trend continues or worsens, there will be continued pressure on our organic revenue growth rate.
The trend toward information availability solutions utilizing more single customer dedicated resources likely will lower our overall operating margin rate over time.
     In the information availability services industry, especially among our more sophisticated customers, there is an increasing preference for solutions that utilize some level of dedicated resources, such as blended advanced recovery services and managed services. The primary reason for this trend is that adding dedicated resources, although more costly, provides greater control, reduces data loss and facilitates quicker responses to business interruptions. Advanced recovery services often result in greater use of dedicated resources with a modest decrease in operating margin rate. Managed services require significant dedicated resources and, therefore, have an appropriately lower operating margin rate.
Our brokerage operations are highly regulated and are riskier than our other businesses.
     Organizations like the Securities and Exchange Commission, Financial Services Authority and Financial Industry Regulatory Authority can, among other things, fine, censure, issue cease-and-desist orders and suspend or expel a broker/dealer or any of its officers or employees for failures to comply with the many laws and regulations that govern brokerage operations. Our ability to comply with these laws and regulations is largely dependent on our establishment, maintenance and enforcement of an effective brokerage compliance program. Our failure to establish, maintain and enforce proper brokerage compliance procedures, even if unintentional, could subject us to significant losses, lead to disciplinary or other actions, and tarnish our reputation. Regulations affecting the brokerage industry, in particular with respect to active traders, may change, which could adversely affect our financial results.
     We are exposed to certain risks relating to the execution and clearance services provided by our brokerage operations to retail customers, institutional clients (including hedge funds and other broker-dealers), and proprietary traders. These risks include, but are not limited to, customers failing to pay for securities commitments in the marketplace, trading errors, the inability or failure to settle trades, and trade execution or clearance systems failures. In our other businesses, we generally can disclaim liability for trading losses that may be caused by our software, but in our brokerage operations, we cannot limit our liability for trading losses even when we are not at fault. As a result we may suffer losses that are disproportionate to the relatively modest profit contributions of this business.
We could lose revenue due to “fiscal funding” or “termination for convenience” clauses in certain customer contracts, especially in our Higher Education and Public Sector businesses.
     Certain of our customer contracts, particularly those with governments, institutions of higher education and school districts, may be partly or completely terminated by the customer due to budget cuts or sometimes for any reason at all. These types of clauses are often called “fiscal funding” or “termination for convenience” clauses. If a customer exercises one of these clauses, the customer would be obligated to pay for the services we performed up to the date of exercise, but would not have to pay for any further services. While we have not been materially affected by exercises of these clauses in the past, we may be in the future. If customers that collectively represent a substantial portion of our revenue were to invoke the fiscal funding or termination for convenience clauses of their contracts, our future business and results of operations could be adversely affected.
If we fail to comply with government regulations in connection with our business or providing technology services to certain financial institutions, our business and results of operations may be adversely affected.
     Because we act as a third-party service provider to financial institutions and provide mission-critical applications for many financial institutions that are regulated by one or more member agencies of the Federal Financial Institutions Examination Council (“FFIEC”), we are subject to examination by the member agencies of the FFIEC. More specifically, we are a Multi-Regional Data Processing Servicer of the FFIEC because we provide mission critical applications for financial institutions from several data centers located in different geographic regions. As a result, the FFIEC conducts periodic reviews of certain of our operations in order to identify existing or potential risks associated with our operations that could adversely affect the financial institutions to whom we provide services, evaluate our risk management systems and controls, and determine our compliance with applicable laws that affect the services we provide to financial institutions. In addition to examining areas such as our management of technology, data integrity, information confidentiality and service availability, the reviews also assess our financial stability. Our incurrence of significant debt in connection with the Transaction increases the risk of an FFIEC agency review determining that our financial stability has been weakened. A sufficiently unfavorable review from the FFIEC could result in our financial institution customers not being allowed to use our technology services, which could have a material adverse effect on our business and financial condition.
     If we fail to comply with any regulations applicable to our business, we may be exposed to unexpected liability and/or governmental proceedings, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results. In addition, the future enactment of more restrictive laws or rules on the federal or state level, or, with respect to our international operations, in foreign jurisdictions on the national, provincial, state or other level, could have an adverse impact on business and financial results.
If we are unable to retain or attract customers, our business and financial results will be adversely affected.
     If we are unable to keep existing customers satisfied, sell additional products and services to existing customers or attract new customers, then our business and financial results may suffer. A variety of factors could affect our ability to successfully retain and attract customers, including the level of demand for our products and services, the level of customer spending for information technology, the level of competition from customers that develop their own solutions internally and from other vendors, the quality of our customer service, our ability to update our products and develop new products and services needed by customers, and our ability to integrate and manage acquired businesses. Our services revenue, which has been largely recurring in nature, comes from the sale of our products and services under fixed-term contracts. We do not have a unilateral right to extend these contracts when they expire. Revenue from our broker/dealer businesses is not subject to minimum or ongoing contractual commitments on the part of brokerage customers. If customers cancel or refuse to renew their contracts, or if customers reduce the usage levels or asset values under their contracts, there could be a material adverse effect on our business and financial results.
If we fail to retain key employees, our business may be harmed.
     Our success depends on the skill, experience and dedication of our employees. If we are unable to retain and attract sufficiently experienced and capable personnel, especially in product development, sales and management, our business and financial results may suffer. For example, if we are unable to retain and attract a sufficient number of skilled technical personnel, our ability to develop high quality products and provide high quality customer service may be impaired. Experienced and capable personnel in the technology industry remain in high demand, and there is continual competition for their talents. When talented employees leave, we may have difficulty replacing them, and our business may suffer. There can be no assurance that we will be able to successfully retain and attract the personnel that we need.
We are subject to the risks of doing business internationally.
     During 2008, approximately 29% of our revenue was generated outside the United States. Approximately 76% of this revenue was from customers located in the United Kingdom and Continental Europe. Over the past few years we have expanded our support operations in India and acquired businesses in China and Singapore, in an effort to increase our presence throughout Asia Pacific. Because we sell our services outside the United States, our business is subject to risks associated with doing business internationally. Accordingly, our business and financial results could be adversely affected due to a variety of factors, including:
•	changes in a specific country’s or region’s political and cultural climate or economic condition;

•	unexpected changes in foreign laws and regulatory requirements;

•	difficulty of effective enforcement of contractual provisions in local jurisdictions;

•	inadequate intellectual property protection in foreign countries;

•	trade-protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the United States Department of Commerce and fines, penalties or suspension or revocation of export privileges;

•	the effects of applicable foreign tax structures and potentially adverse tax consequences; and

•	significant adverse changes in foreign currency exchange rates.
The sponsors control us and may have conflicts of interest with us.
     Investment funds associated with or designated by the sponsors indirectly own, through their ownership in SCC and SCCII, a substantial portion of our capital stock. As a result, the sponsors have control over our decisions to enter into any corporate transaction regardless of whether holders of restricted stock units believe that any such transaction is in their own best interests. The interests of the sponsors may not in all cases be aligned with our own interests or the interests of our restricted stock unit holders.
     Additionally, the sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by the sponsors continue to indirectly own a significant amount of our outstanding equity, even if such amount is less than 50%, the sponsors will continue to be able to strongly influence or effectively control our decisions.

If we are unable to protect our proprietary technologies and defend infringement claims, we could lose one of our competitive advantages and our business could be adversely affected.
     Our success depends in part on our ability to protect our proprietary products and services and to defend against infringement claims. If we are unable to do so, our business and financial results may suffer. To protect our proprietary technology, we rely upon a combination of copyright, patent, trademark and trade secret law, confidentiality restrictions in contracts with employees, customers and others, software security measures, and registered copyrights and patents. Despite our efforts to protect the proprietary technology, unauthorized persons may be able to copy, reverse engineer or otherwise use some of our technology. It also is possible that others will develop and market similar or better technology to compete with us. Furthermore, existing patent, copyright and trade secret laws may afford only limited protection, and the laws of certain countries do not protect proprietary technology as well as United States law. For these reasons, we may have difficulty protecting our proprietary technology against unauthorized copying or use. If any of these events happens, there could be a material adverse effect on the value of our proprietary technology and on our business and financial results. In addition, litigation may be necessary to protect our proprietary technology. This type of litigation is often costly and time-consuming, with no assurance of success.
     The software industry is characterized by the existence of a large number of patents and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Some of our competitors or other third parties may have been more aggressive than us in applying for or obtaining patent protection for innovative proprietary technologies both in the United States and internationally In addition, we use a limited amount of open source software in our products and may use more open source software in the future. Because open source software is developed by numerous independent parties over whom we exercise no supervision or control, allegations of infringement for using open source software are possible. As a result of all of these factors, there can be no assurance that in the future third parties will not assert infringement claims against us (as they have already done in the past) and preclude us from using a technology in our products or require us to enter into royalty and licensing arrangements on terms that are not favorable to us, or force us to engage in costly infringement litigation, which could result in us paying monetary damages or being forced to redesign our products to avoid infringement. Additionally, our licenses and service agreements with our customers generally provide that we will defend and indemnify them for claims against them relating to our alleged infringement of the intellectual property rights of third parties with respect to our products or services. We might have to defend or indemnify our customers to the extent they are subject to these types of claims. Any of these claims may be difficult and costly to defend and may lead to unfavorable judgments or settlements, which could have a material adverse effect on our reputation, business and financial results. For these reasons, we may find it difficult or costly to add or retain important features in our products and services.
     Certain of our and our suppliers’ software may contain open source software. Although we monitor our use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by United States or other courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products.
Defects, design errors or security flaws in our products could harm our reputation and expose us to potential liability.
     Most of our products are very complex software systems that are regularly updated. No matter how careful the design and development, complex software often contains errors and defects when first introduced and when major new updates or enhancements are released. If errors or defects are discovered in our current or future products, we may not be able to correct them in a timely manner, if at all. In our development of updates and enhancements to our products, we may make a major design error that makes the product operate incorrectly or less efficiently.
     In addition, certain of our products include security features that are intended to protect the privacy and integrity of customer data. Despite these security features, our products and systems, and our customers’ systems may be vulnerable to break-ins and similar problems caused by third parties, such as hackers bypassing firewalls and misappropriating confidential information. Such break-ins or other disruptions could jeopardize the security of information stored in and transmitted through our computer systems and those of our customers, subject us to liability and tarnish our reputation. We may need to expend significant capital resources in order to eliminate or work around errors, defects, design errors or security problems. Any one of these problems in our products may result in the loss of or a delay in market acceptance of our products, the diversion of development resources, a lower rate of license renewals or upgrades and damage to our reputation, and in turn may increase service and warranty costs.
A material weakness in our internal controls could have a material adverse affect on us.
     Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, we could fail to meet our reporting obligations, and there could be a material adverse effect on our business and financial results.

THE OFFER
1. Eligible employees; eligible awards; amendment of eligible awards.
     Eligible employees.
     You are an “eligible employee” if you are a management employee of SunGard (which, for purposes of this offer, includes all subsidiaries of SunGard), you hold outstanding eligible awards and you are employed by SunGard on the expiration date. If your employment terminates on or prior to the expiration date or you provide or receive written notification of your termination on or prior to the expiration date, you are not eligible to participate in this offer. However, non-employee members of our board of directors, none of whom have been granted any equity awards under the Plan, and the senior executives are not eligible to participate in this offer. The Company intends to make arrangements to permit its senior executives to amend their options and restricted stock units in a manner to be established by our board of directors at a later time.
     To have your eligible awards amended, you must remain an employee of SunGard through the expiration date and hold eligible awards as of such date. If you do not remain employed by SunGard through the expiration date, you will keep your eligible awards, and they will remain subject to their current terms. If we do not extend the offer, the expiration date will be September 14, 2009. Except as provided by applicable law and/or any employment agreement between you and SunGard, your employment with SunGard will remain “at-will” and can be terminated by you or SunGard at any time, with or without cause, and with or without notice. In order to earn your amended awards and receive the shares subject to the amended awards, you generally must remain an employee through December 31 of 2009 or 2010, as applicable. However, if your employment is terminated by us without cause or on account of your disability or death, a pro rata portion of the amended award for 2009 or 2010, as applicable, will be earned and vested. If your employment is terminated by us without cause or due to your disability or death during the 36 months following the applicable performance year, the unvested portion of the earned award for the applicable performance year will become vested upon such termination of employment.
     Eligible awards.
     Eligible awards are only those (i) options to purchase units and class A shares that were granted in 2005, 2006, 2007 and 2008 to eligible employees and remain outstanding, unvested and unexercised as of the expiration date and (ii) restricted stock units that were granted in 2007 and 2008 and remain outstanding as of the expiration date. Options and restricted stock units granted under the Plan that are subject to time-based vesting only are not eligible for amendment in the offer.
     To help you recall your outstanding eligible awards and give you the information necessary to make an informed decision, please refer to your personalized election form, which lists your eligible awards, the grant dates of your eligible awards and the number of outstanding shares subject to your outstanding eligible awards.
     Participation in this offer is completely voluntary. You must amend ALL or NONE of your eligible awards. If you tender your eligible awards for amendment in this offer, the Company will amend your eligible awards on the expiration date. If we do not extend the offer, the expiration date will be September 14, 2009.
     Amendment of eligible awards.
     The Company is offering eligible employees the opportunity to amend all of their outstanding (i) performance-based options to purchase units and class A shares that were granted in 2005, 2006, 2007 and 2008 under the Plan and (ii) performance-based restricted stock units that were granted in 2007 and 2008 under the Plan. The amendments include a reduction in the performance targets to reflect the Company’s enterprise-wide EBITA budget for the 2009 and 2010 calendar years, an approximate 25% reduction for 2009. The 2010 budget has not yet been set. The 2011 and 2012 performance targets will not be reduced in the offer.
     Additionally, the maximum number of units or class A shares, as applicable, underlying an option or restricted stock units that may be earned in each of 2009 and 2010 under the amended target will be reduced.
     At the amended target for each of 2009 and 2010, the number of shares underlying options and restricted stock units that may be earned depends on the percentage of the amended target that is achieved between 95% and 106.25%. If 100% of the amended target is achieved, approximately 72% of the shares that would have been earned if 100% of the original performance target was achieved will be earned. If the amended target is achieved between 100% and 106.25%, an additional portion of the remaining 28% of the shares that could be earned for the year will be earned pro rata. If 106.25 % of the amended target is achieved, the maximum number of shares that can be earned is the number that would have been earned in such year if 100% of the original target had been achieved. In no case can 100% of the shares underlying the performance awards for 2009 and 2010 be earned solely under the amended targets.
     If the original target is achieved or exceeded, additional shares underlying the options and restricted stock units may be earned. For each of 2009 and 2010, if the original performance target is achieved between 100% and 106.25%, then the remaining eligible shares for that year will be earned pro rata based on the Company’s attainment of the original target between 100% and 106.25%.
     The vesting schedules of the amended awards will also be adjusted. For each of 2009 and 2010, any shares earned will vest as follows: 25% of the earned award will vest on December 31 of the applicable performance year, and the remaining 75% will vest in successive, substantially equal monthly installments over the next 36 months, subject to the award holder’s continued employment.

     The award agreements currently provide that a pro rata portion of the award will be earned and vested for a performance year if the award holder’s employment is terminated during the performance year by us without cause (as defined in the Plan) or on account of his or her retirement, death or disability. Under the amended award agreements, if an award holder’s employment is terminated by us without cause or on account of the holder’s disability or death during 2009 or 2010, a pro rata portion of the award will be earned for 2009 or 2010, as applicable, based on performance. Under the amended award agreements, if an award holder’s employment is terminated by us without cause or on account of the holder’s disability or death during the 36 months following the applicable performance year, the unvested portion of the earned award for the applicable performance year will become vested upon such termination of employment.
     Following is an example of how participation in the offer might affect an option to purchase units with a six-year performance period. For simplicity, some of the numbers have been rounded:
Assume that you hold an option to purchase 2,000 units. In accordance with its current terms, if EBITA achieved for 2009 is between 95% and 106.25% of the original target established for 2009 (i.e., prior to amendment in the offer), the number of units you would earn that year is determined by interpolation at the linear rate of 1/67.5 of the units per one percentage point of EBITA achieved. Accordingly, if the EBITA achieved in 2009 were 100% of the original target, you would earn 148.1 units (1/67.5 x 5 EBITA percentage points x 2,000) which would vest on December 31, 2009.
If your option is amended pursuant to the offer, and the EBITA achieved in 2009 is 100% of the amended target established for 2009, you would earn 106.7 units for 2009, as shown below:
(1/67.5 x 0.72 x 5 EBITA percentage points x 2,000) = 106.7
The vesting of these 106.7 units would occur as follows: 25% (26.7) on December 31, 2009, and 75% (80.0) in equal monthly installments over the following 36 months.
If in 2009 we achieved 106.25% of the amended target established for 2009, 148.1 units would be earned, as shown below:
(1/67.5 x 0.72 x 5 EBITA percentage points x 2,000) = 106.7 units
+
(1/67.5 x 0.224 x 6.25 EBITA percentage points x 2,000) = 41.4 units
These 148.1 units would also vest over a total of 37 month period, with 25% (37.1) vesting on December 31, 2009, and 75% (111.3) vesting over the next 36 months.
     The distribution date of the shares underlying the restricted stock units that vest after December 31, 2008 will be extended from five years after the original grant date to ten years after the original grant date. Accordingly, such shares will be distributed to you upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) your separation from service with us without cause, or (iii) the date that is ten years after the date of grant. The award agreements for certain restricted stock units currently provide for issuance of the underlying shares within 5 business days following the applicable distribution date. The shares underlying all vested restricted stock units that are amended in the offer will be issued within 30 business days following the applicable distribution date subject to the satisfaction of applicable withholding tax obligations.
2. Purpose of the offer.
     The primary purpose of this offer is to improve the retention and incentive benefits of our equity awards. We issued the currently outstanding performance awards to attract and retain the best available personnel and to provide additional incentives to our employees. The performance goals were set in 2005 as part of a six-year business plan in connection with the sponsors’ acquisition of SDS. As a result of the general economic situation, the turbulence in the financial services industry and continued uncertainty in the markets, the original targets may not be achievable. By amending the performance awards pursuant to this offer, we believe we will be able to foster retention of our valuable employees, better align the interests of our employees and stockholders and maximize stockholder value.
     Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:
•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving SunGard;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	Any class of equity securities of the Company to be listed or delisted from a national securities exchange or to be authorized or cease to be authorized to be quoted in an automated quotations system operated by a national securities association;

•	Any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities, other than pursuant to the Company’s repurchase of equity from former employees pursuant to the Company’s call rights described in the Stockholders Agreement; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.
     Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation.
You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.
3. Status of eligible awards not tendered.
     If you decide not to participate in this Offer to Amend, your eligible awards will remain subject to their current terms. In other words, the performance targets will not be amended, and the amount of shares underlying the performance awards that you may earn in 2009 and 2010 will not be reduced. The vesting schedules will not be adjusted to provide that if the amended target is achieved, 25% of the earned award will vest on December 31 of the applicable calendar year, and the remaining 75% will vest in successive equal monthly installments over the next 36 months. If your restricted stock units are not amended, the shares underlying any vested restricted stock units will be distributed to you in accordance with the terms of your current restricted stock unit agreement, which provides for distribution upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) your separation from service with us without cause, or (iii) the date that is five years after the date of grant. If a change of control occurs before the restricted stock units are fully vested, shares underlying any restricted stock units that subsequently vest will be distributed upon the first to occur of clauses (ii) and (iii) above.
     At the present time, SunGard believes that it is not likely that the minimum performance targets for 2009 and 2010 will be met, which makes it highly unlikely that any of your eligible awards will vest at the end of 2009 or 2010.
4. Procedures for electing to amend awards.
     Proper election to amend awards.
     Participation in this offer is voluntary. You may elect to participate in this offer by submitting your election form by facsimile or e-mail by using the fax number or e-mail address provided below. To send your election by facsimile or e-mail, you must do the following on or before 5:00 p.m., Eastern Daylight Time, on the expiration date, currently expected to be September 14, 2009:
     1. Properly complete and sign the attached election form.
     2. Deliver the completed and signed election form via facsimile or e-mail (via PDF or similar imaged document file) to:
SunGard
Attention: Victoria Silbey
Fax: (610) 964-4361
E-mail: equity@sungard.com
     SunGard must receive your properly completed and signed election form before the expiration of the offer. The expiration date will be 5:00 p.m., Eastern Daylight Time, on September 14, 2009 unless we extend the offer.
     If you participate in this offer, you must amend ALL of your eligible awards. To help you recall your outstanding eligible awards and give you the information necessary to make an informed decision, please refer to your personalized election form, which lists your eligible awards, the grant dates of your eligible awards and the number of outstanding shares subject to your outstanding eligible awards.
     You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration of the offer, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration of the offer.
     The delivery of all documents, including election forms, is at your own risk. Only responses that are complete and actually received by SunGard by the deadline will be accepted. It is your responsibility to confirm that we have received your election form.
     Responses may only be submitted by facsimile or e-mail. Responses submitted by any other means, including hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service) are not permitted.

     This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any eligible awards tendered for amendment that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered awards promptly after the expiration of this offer.
     Our receipt of your election form is not by itself an acceptance of your awards for amendment. For purposes of this offer, we will be deemed to have accepted awards for amendment that are validly elected to be amended and are not properly withdrawn as of the time when we give written notice to the award holders generally of our acceptance of awards for amendment. We may issue this notice of acceptance by press release, e-mail or other form of communication. Awards accepted for amendment will be amended on the expiration date, which we presently expect will be September 14, 2009.
     Determination of validity; rejection of awards; waiver of defects; no obligation to give notice of defects.
     We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any awards for amendment. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election form or any awards elected to be amended that we determine are not in appropriate form or that we determine are unlawful to amend. We intend to amend all properly tendered awards that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular awards or for any particular award holder, provided that if we grant any such waiver, it will be granted with respect to all award holders and tendered awards. No tender of awards for amendment will be deemed to have been properly made until all defects or irregularities have been cured by the tendering award holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tendering the awards, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.
     Our acceptance constitutes an agreement.
     Your election to amend awards through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your awards for amendment will constitute a binding agreement between SunGard and you upon the terms and subject to the conditions of this offer.
5. Withdrawal rights and change of election.
     You may withdraw all of the awards that you previously elected to amend only in accordance with the provisions of this section.
     You may withdraw all of the awards that you previously elected to amend at any time before the expiration of the offer, which is expected to occur at 5:00 p.m., Eastern Daylight Time, on September 14, 2009. If we extend the offer, you may withdraw your awards at any time until the extended expiration date.
     In addition, although we intend to accept all validly tendered eligible awards promptly after the expiration of this offer, if we have not accepted your eligible awards by 12:00 a.m., Eastern Daylight Time, on October 9, 2009, you may withdraw your eligible awards at any time thereafter.
     To withdraw all of the eligible awards that you previously elected to amend, you must deliver a new, properly completed election form for all of the awards you wish to withdraw from the offer while you still have the right to withdraw the awards. You may withdraw your eligible awards by submitting your newly completed election form by facsimile or e-mail by using the fax number or e-mail address provided below. Any withdrawals must be made on or before 5:00 p.m., Eastern Daylight Time, on the expiration date, currently expected to be September 14, 2009. To send your form by facsimile or e-mail, you must do the following before the expiration of the offer:
     1. Properly complete and sign a new election form.
     2. Deliver the revised election form via facsimile or e-mail (via PDF or similar imaged document file) to:
SunGard
Attention: Victoria Silbey
Fax: (610) 964-4361
E-mail: equity@sungard.com
     You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration of the offer. If you withdraw all of your eligible awards, you may elect to re-tender the withdrawn eligible awards for amendment again at any time before the expiration of the offer. All eligible awards that you withdraw will be deemed not properly tendered for amendment for purposes of the offer, unless you properly re-elect to amend such eligible awards before the expiration of the offer. To re-elect to amend all of your eligible awards, you must submit a new election form to SunGard before the expiration of the offer by following the procedures described in Section 4 of this Offer to Amend. This new election form must be properly completed, signed and dated after your previously submitted election form and delivered via facsimile or e-mail prior to the expiration of the offer. Any prior election will be disregarded.
     Neither we nor any other person is obligated to give you notice of any defects or irregularities in any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
     The delivery of all documents, including election forms, is at your own risk. Only responses that are complete and actually received by SunGard by the deadline will be accepted. It is your responsibility to confirm that we have received your election form.
     Responses may only be submitted by facsimile or e-mail. Responses submitted by any other means, including hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service) are not permitted.
6. Acceptance of eligible awards for amendment.
     Upon the terms and conditions of this offer and promptly following the expiration of this offer, we will accept for amendment all eligible awards properly tendered for amendment and not validly withdrawn before the expiration of the offer. Subject to the terms and conditions of this offer, if your eligible awards are properly tendered by you for amendment and accepted by us, these eligible awards will be amended as of the expiration date, which we anticipate to be September 14, 2009.
     Subject to our rights to terminate the offer, discussed in Section 16 of this Offer to Amend, we will accept promptly after the expiration of the offer all properly tendered awards that are not validly withdrawn. We will give written notice to the award holders generally of our acceptance for amendment of the awards. This notice may be made by press release, e-mail or other method of communication.
     As soon as practicable after the expiration date, we will send you your new grant agreements which will have been revised to reflect the amended terms of your awards. Awards that we do not accept for amendment will remain outstanding until they expire by their terms and will retain their current performance targets, current vesting schedule, and for restricted stock units, current distribution terms.
7. Conditions of the offer.
     Notwithstanding any other provision of this offer, we will not be required to accept any awards tendered for amendment, and we may terminate the offer, or postpone our acceptance for amendment of any awards tendered for amendment, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and on or before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:
•	There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer; or

•	Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer.
•	There will have occurred:
•	The declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•	Any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

•	In our reasonable judgment, any extraordinary or material adverse change in United States financial markets generally, including, a decline of at least 15% in either the Dow Jones Industrial Average, the NASDAQ Composite Index or the Standard & Poor’s 500 Index from the date of commencement of the offer;

•	The commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer; or

•	If any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer.
•	A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding shares, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:
•	Any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer;

•	Any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional stock constituting more than 1% of our outstanding shares;

•	Any new group will have been formed that beneficially owns more than 5% of our outstanding stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for amendment of eligible awards;

•	Any laws, rules or regulations have been enacted, enforced or deemed applicable to the offer that will or are likely to result in a change in tax consequences of the offer;

•	There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 13 of this Offer to Amend);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•	Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefit of the offer to us (see Section 2of this Offer to Amend for a description of the contemplated benefits of the offer to us); or

•	Any rules or regulations by any governmental authority, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to SunGard that will or are likely to result in a material impairment of the contemplated benefits of the offer to us.
•	If any of the above events occur, we may:
•	Terminate the offer and promptly return all tendered eligible awards to tendering holders;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible awards until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.
     The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration of the offer. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Any such waiver will be made with respect to all eligible employees in a uniform and nondiscriminatory manner. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Should we decide to waive any of the material conditions of the offer, the offer will remain open for the five business days following the date we announce the waiver. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
8. Price range of shares underlying the awards.
     There is no established trading market for the shares, the units, the options or the restricted stock units.

		Fair Market Value Per Share
	Fair Market Value Per Unit	of Class A Common Stock
06/30/07	$20.72	$2.22
09/30/07	$20.72	$2.22
12/31/07	$22.52	$2.38
03/31/08	$22.52	$2.38
06/30/08	$24.51	$3.06
09/30/08	$24.51	$3.06
12/31/08	$22.00	$1.41
3/31/09	$22.00	$1.41
06/30/09 and as of filing date	$19.00	$0.44
9. Source and amount of consideration; terms of amended awards; terms of current performance awards.
     Consideration.
     Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered eligible awards, you will be entitled to have your eligible awards amended as described in this Offer to Amend. You do not have to make any cash or other payment to SunGard to have your eligible awards amended.

     The Offer to Amend is not subject to a minimum number of options or restricted stock units being tendered. If we receive and accept tenders from eligible employees of all awards eligible to be tendered (a total of 7,100,953 class A shares, 788,752 class L shares and 273,114 preferred shares underlying options to purchase units; 3,908,352 class A shares underlying class A options; and 2,017,577 class A shares, 224,106 class L shares and 77,599 preferred shares underlying restricted stock units) subject to the terms and conditions of this offer, we will amend the same amount of awards tendered.
     Terms of amended awards.
     The following statements are subject to, and are qualified in their entirety by reference to, the Plan and forms of award agreements and the amendments thereto, which are filed herewith and incorporated by reference to the Schedule TO with which this Offer to Amend has been filed. The forms of amendment are also attached in Schedule A of this Offer to Amend. Please contact us at equity@sungard.com or (484) 582-5597 to receive a copy of the Plan and the form of award agreements and amendments thereto. We will promptly furnish to you copies of these documents upon request at our expense. These documents are also available on the SEC website at www.sec.gov.
     If you tender your eligible awards for amendment in this Offer to Amend, the Company will amend your eligible awards to reflect the Company’s enterprise-wide EBITA budget for the 2009 and 2010 calendar years. The Company’s board of directors has established the amended target for the 2009 calendar year to be approximately 25% lower than the original target for 2009. In early 2010, our board of directors will establish the amended target for the 2010 calendar year, and we anticipate that the amended target for 2010 will be lower than the original target in effect for 2010.
     At the amended target for each of 2009 and 2010, the number of shares underlying options and restricted stock units that may be earned depends on the percentage of the amended target that is achieved between 95% and 106.25%. If 100% of the amended target is achieved, approximately 72% of the shares that would have been earned if 100% of the original target was achieved will be earned. If the amended target is achieved between 100% and 106.25%, an additional portion of the remaining 28% of the shares that could be earned for the year will be earned pro rata. If 106.25% of the amended target is achieved, the maximum number of shares that can be earned is the number that would have been earned in such year if 100% of the original target had been achieved. In no case can 100% of the shares underlying the performance awards for 2009 and 2010 be earned under the amended targets.
     If the original target is achieved or exceeded, additional shares underlying the options and restricted stock units may be earned. For each of 2009 and 2010, if the original performance target is achieved between 100% and 106.25%, then the remaining eligible shares for that year will be earned pro rata based on the Company’s attainment of the original target between 100% and 106.25%.
     For each of 2009 and 2010, any shares earned will vest as follows: 25% of the earned award will vest on December 31 of the applicable performance year, and the remaining 75% will vest in successive, substantially equal monthly installments over the next 36 months, subject to the award holder’s continued employment.
     The distribution date of the shares underlying the restricted stock units that vest after December 31, 2008 will be extended from five years after the original grant date to ten years after the original grant date, so that such shares will be distributed to you upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) your separation from service with us without cause, or (iii) the date that is ten years after the date of grant. The Company will issue the shares underlying the vested restricted stock units, subject to the satisfaction of applicable withholding tax obligations, within 30 business days following the applicable distribution date.
     If the award holder’s employment is terminated by us without cause (as defined in the Plan) or on account of the holder’s disability or death during 2009 or 2010, a pro rata portion of the award will be earned and vested for 2009 or 2010, as applicable, based on performance. If an award holder’s employment is terminated by us without cause or on account of the holder’s disability or death during the 36 months following the applicable performance year, the unvested portion of the earned award for the applicable performance year will become vested upon such termination of employment.
     Except as otherwise described above, other terms of the amended awards remain the same as the terms of your eligible awards, the current terms of which are described below.
     2005 Management Incentive Plan and Current Award Agreements.
     Our 2005 Management Incentive Plan, as amended, has been established to advance the interests of the Company and its affiliates by providing for the grant to participants of stock-based and other incentive awards. The Plan provides for a number of different types of awards, including stock options, restricted and unrestricted stock, restricted stock units, performance awards, cash awards, and certain other awards that are convertible into or exchangeable for stock.
     SunGard has granted options and restricted stock units under the Plan with respect to units consisting of 1.3 class A shares, 0.1444 class L shares, and 0.05 preferred shares, which vest and become exercisable upon the Company’s attainment of specified EBITA performance targets for each calendar year in a five- or six-year performance period. SunGard has also granted options under the Plan with respect to the class A shares, which vest and become exercisable upon the Company’s attainment of the EBITA performance targets for each calendar year in a five-year performance period. Performance-based restricted stock units have also been granted under the Plan.
     Restricted stock units and options have been granted under the Plan to employees subject to the terms and conditions of the Plan and the applicable grant agreements entered into between us and the employee and subject to the restrictions and other provisions contained in the Stockholders Agreement. Because the Offer to Amend pertains only to performance awards under the Plan, this summary will refer only to those awards. This summary of our Plan and the related forms of restricted stock unit and option grant agreements is not complete, and is qualified by reference to the Plan, the form of award agreements, the Stockholders Agreement and our certificates of incorporation and bylaws. You should read this summary together with our Plan, form award agreements, Stockholders Agreement and certificates of incorporation and bylaws, which are exhibits to our Form 10-12G/A filed with the SEC on June 26, 2009. Please contact us at equity@sungard.com or (484) 582-5597 to receive a copy of any of these documents. You can also obtain these documents from the SEC website at www.sec.gov.
     Administration. The Plan is administered, with respect to SCC, by the SCC board of directors or one or more committees of the SCC board and, with respect to SCCII, by the SCCII board of directors or one or more committees of the SCCII board (collectively, the “administrator”). The administrator may delegate ministerial tasks to such persons as it deems appropriate. The administrator has the authority to interpret the Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award, prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan.
     Limits on Shares Deliverable under the Plan. The maximum number of shares that may be delivered in satisfaction of awards under the Plan is 70,000,000 class A shares, 7,000,000 class L shares and 2,500,000 preferred shares. The number of shares of stock delivered in satisfaction of awards shall, for purposes of the preceding sentence, be determined net of shares of stock withheld by the Company in payment of the exercise price of the award or in satisfaction of tax withholding requirements with respect to the award. In addition, to the extent consistent with the requirements of Section 422 of the Internal Revenue Code and regulations thereunder, stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition do not reduce the number of shares available for awards under the Plan.
     As of August 12, 2009, there were outstanding under the Plan 36,743,782 class A shares, 4,081,386 class L shares and 1,413,222 preferred shares underlying options to purchase units; 9,695,456 class A shares underlying options to purchase class A shares; and 5,011,163 class A shares, 556,625 class L shares and 192,737 preferred shares underlying restricted stock units. In total, as of August 12, 2009, there were 51,450,401 class A shares, 4,638,011 class L shares and 1,605,959 preferred shares outstanding under the Plan. Of these, the following were eligible for amendment in the offer: 7,100,953 class A shares, 788,752 class L shares and 273,114 preferred shares underlying outstanding performance-based options to purchase units; 3,908,352 class A shares underlying outstanding performance-based options to purchase class A shares; and 2,017,577 class A shares, 224,106 class L shares and 77,599 preferred shares underlying outstanding performance-based restricted stock units.
     Eligibility. Participation is limited to those key employees and directors of, and consultants and advisors to, the Company or its affiliates who, in the opinion of the administrator, are in a position to make a significant contribution to the success of the Company and its affiliates and who are selected by the administrator to receive an award.
     Restricted Stock Units. Each restricted stock unit represents the conditional right to receive a unit, determined at the date of grant, as it may be adjusted. No shares are issued to the holder at the time the award is made, and the holder is not, and does not have any of the rights or privileges of, a stockholder of SCC and SCCII with respect to any units recorded in, or credited to, the holder until shares are distributed. Restricted stock units are subject to certain restrictive covenants set forth in the restricted stock unit agreement, including covenants of non-competition, non-solicitation, non-disclosure and covenants relating to invention assignment.
     Distribution of Restricted Stock Units. Under the current restricted stock unit agreements, vested restricted stock units are distributed in shares upon the first to occur of (i) a change of control that meets the requirements of a “change in control event” under Section 409A of the Internal Revenue Code, (ii) the holder’s separation from service with us without cause, or (iii) the date that is five years after the date of grant. If a change of control occurs before the restricted stock units are fully vested, any restricted stock units that subsequently vest will be distributed upon the first to occur of clauses (ii) and (iii) above.
     Vesting of Restricted Stock Units. The restricted stock units are subject to forfeiture until the restrictions on the right to receive a distribution pursuant to the restricted stock units lapse in whole or in specified part, which is referred to as vesting. Pursuant to the terms of the current restricted stock unit agreements, the performance-based restricted stock units vest each calendar year based on various performance targets set forth in the performance-based restricted stock unit agreement, and some restricted stock units may vest based on the achievement of cumulative year performance targets that generally extend over a period of five or six years. The vesting schedules are subject to adjustment in the event the holder is terminated by the Company, resigns or retires, or the Company undergoes a change of control as described below.
     In the case of termination of the holder for cause, the restricted stock units will be immediately forfeited and terminate as of the date of termination. In the case of termination of the holder without cause or upon death or disability, then the holder’s performance-based restricted stock units will continue vesting through the end of the year of termination, provided that only a pro-rated portion of the restricted stock units that otherwise would have vested at the end of such year shall vest based on the number of days the holder was employed during such year. In the case of a holder resigning or retiring, if the holder resigns, the restricted stock units are deemed to have stopped vesting at the beginning of the year in which the holder resigns and if the holder retires, the restricted stock units shall continue vesting through the end of the year of retirement, provided that only a pro-rated portion of the restricted stock units that otherwise would have vested at the end of such year shall vest based on the number of days the holder was employed during such year. The effect of a change of control on performance-based restricted stock units will be determined by the compensation committee of the board of directors and the chief executive officer.
     Options. Each option represents the right to purchase units or class A shares. No shares are issued to the holder at the time the option is granted, and the holder is not, and does not have any of the rights or privileges of, a stockholder of SCC and SCCII with respect to any units recorded in, or credited to, the holder until shares are purchased and distributed. All awards of options under the Plan are granted with an exercise price equal to the fair market value on the date of grant and expire ten years from the date of grant. Options to purchase units are exercisable only for whole units and cannot be separately exercised for the individual classes of stock. Options are subject to certain restrictive covenants set forth in the option award agreements, including covenants of non-competition, non-solicitation, non-disclosure and covenants relating to invention assignment.
     Vesting of Options. The performance-based options vest each calendar year based on various performance targets set forth in the performance-based option agreement, and some options may vest based on the achievement of cumulative year performance targets that generally extend over a period of five or six years. The vesting schedules are subject to adjustment in the event the holder is terminated by the Company, resigns or retires, or the Company undergoes a change of control as described below.
     Pursuant to the terms of the current option agreements, each option to purchase class A shares or units shall vest on a pro rata basis if the holder’s employment is terminated by the Company without cause, by the holder on account of retirement, or on account of the holder’s disability or death. In that event, the holder’s performance-based options will continue vesting through the end of the year of termination, provided that only a pro-rated portion of the options that otherwise would have vested at the end of such year shall vest based on the number of days the holder was employed during such year. In the case of a holder resigning, the options are deemed to have stopped vesting at the beginning of the year in which the holder resigned. The effect of a change of control on performance-based options will be determined by the compensation committee of the board of directors and the chief executive officer. In the case of termination of the holder for cause, the options will be immediately forfeited and terminate as of the date of termination.
     Exercise of Options. Options to purchase units and class A shares will be exercisable until the date that is ten years from the date of grant. Upon termination of the holder’s employment, the option shall terminate, except if the holder is terminated by the Company without cause or the holder resigns, the option will remain exercisable for 90 days after the date of termination. If the holder’s employment terminates on account of death or disability, the option will remain exercisable for one year after the date of termination. However, the administrator may extend the time to exercise the portion of the option that vests after termination of employment to determine the actual internal EBITA for the year.
     Distributions, Redemptions, etc. To the extent consistent with Section 409A of the Internal Revenue Code, with respect to restricted stock units, in the case of any dividend or other distribution that is paid with respect to shares, the account of each holder will be credited with an equivalent per share amount calculated based on the number of shares of the class of stock underlying the unit that was paid pursuant to such dividend or distribution. On the fifth business day after the end of each calendar quarter, the Company will pay to the holder in cash the amount credited to that holder pursuant to such dividend or distribution that relates to vested restricted stock units. Amounts credited to each holder that relate to unvested restricted stock units will be paid to the holder on the fifth business day after the end of the calendar quarter in which such restricted stock units vest. Subject to Section 409A of the Internal Revenue Code, in the case of a redemption or repurchase of shares, the number of shares of the class of stock redeemed or repurchased that are subject to outstanding restricted stock units will be proportionately reduced.
     To the extent consistent with Section 409A of the Internal Revenue Code, in the case of options, the per-share exercise price shall be adjusted upon the occurrence of a cash distribution to substantially all of the holders of SunGard stock or a substantially pro rata redemption or repurchase of the stock, provided that, such adjustment of the exercise price may not be reduced below 25% of the fair market value of the option on the date of grant. In the case of a redemption or repurchase, the number of shares of the class of stock redeemed or repurchased that is subject to the option will be automatically reduced by an amount proportionate to the percentage reduction in outstanding shares of the affected class resulting from the redemption or repurchase, subject to Section 409A of the Internal Revenue Code.
     Stockholders Agreement. The restricted stock units, the options and the underlying shares are subject to restrictions on voting and transfer and requirements of sale and other provisions set forth in the Stockholders Agreement and are subject to forfeiture if SCC determines that the holder is not in compliance with the provisions of any agreement between the holder and the Company. Among other provisions set forth in the Stockholders Agreement, the restricted stock units, the options and the related shares are also subject to certain call and put rights contained in Section 6 of the Stockholders Agreement, except that the call rights do not apply in the event of a termination resulting from death or disability. Any shares distributed upon vesting of the restricted stock units or exercise of the options must bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
     Forfeiture. The restricted stock units are subject to forfeiture until they vest and the options are subject to forfeiture until they are exercised. Pursuant to the terms of the current award agreements, for a period of six months after the date of delivery of shares pursuant to a restricted stock unit or option, such delivery may be rescinded if the holder fails to comply in any material respect with the terms of the restrictive covenants set forth in the restricted stock unit, option or any other agreement with, or duty to, SCC or its affiliates. If the shares are rescinded, the holder would be required to remit or deliver to SCC the amount of any gain realized upon the sale or exchange of any shares and the number of shares received in connection with the rescinded delivery.
     Transfer Restrictions. Restricted stock units and options granted under the Plan are not transferable other than by the laws of descent and distribution, or to a legal representative in the event of the holder’s incapacity. Options may be transferred to a family member with the Company’s consent. Shares issued pursuant to restricted stock units and options are subject to restrictions on voting and transfer and requirements of sale and other provisions set forth in the Stockholders Agreement.
     There is no market or periodically available process or methodology that would allow holders of restricted stock units or options granted under the Plan to receive any consideration or compensation for these restricted stock units or options at any time.

     Amendment and Termination. The administrator may amend, alter or terminate the Plan in its sole discretion. No amendment may materially and adversely affect or impair any of the rights of a participant under any restricted stock units outstanding as of the date of such amendment.
Stockholders Agreement
     The following is not a complete summary of the terms of the Stockholders Agreement. You should read the Stockholders Agreement, incorporated by reference as exhibit 10.45 to the Form 10-12G/A filed with the SEC on June 26, 2009 for a complete description of important terms and conditions contained in the Stockholders Agreement. Certain of the restrictions described below may expire or be significantly reduced after an initial public offering (an “initial public offering”) or other public offering or offerings which exceed(s) a specified size (a “qualified public offering”). The term “stockholder” as used in this section refers to all holders of equity securities.
     Permitted Transfers. For the first five years after the closing of the Transaction, but prior to a qualified public offering, stockholders generally may not transfer equity securities without the consent of a super-majority in interest of the sponsors other than to immediate family members or estate planning vehicles, charitable organizations, in a transaction subject to the tag-along and drag-along provisions described below or in certain other private transfers which may be subject to tag-along and right of first offer provisions described herein. After a qualified public offering, or any prior public offering including the qualified public offering with the consent of the sponsors, equity securities will be transferable in a public offering, in accordance with Rule 144 under the Securities Act of 1933, as amended, in a block sale to a financial institution or in other sorts of private transfers. Stockholders are generally subject to limitations on transfers to certain “strategic investors,” transfers which would jeopardize the ability of the Company to do a tax free spin-off of one of its business units and any underwriter lock-ups in connection with a public offering of the Company’s securities.
     Tag Along Rights. Prior to a qualified public offering, stockholders wishing to transfer their equity securities (each a “prospective selling stockholder”) to a buyer (other than affiliates or certain other permitted transferees or charitable organizations) are subject to the tag along rights of other stockholders. Subject to certain exceptions, stockholders other than the prospective selling stockholder have the right to participate in sales by any prospective selling stockholder (subject to a pro rata cut-back by which the stockholder can only sell his or her pro rata percentage) on the same basis as the prospective selling stockholder.
     Drag Along Rights. Prior to the third anniversary of a qualified public offering, the sponsors have the right at any time to require all other stockholders to sell equity securities at the same price and on the same other terms as the sponsors when the sponsors sell their equity securities in a “change of control” transaction. Similarly, prior to a qualified public offering, the sponsors generally have the right to require all other stockholders to exchange or convert their equity securities in a recapitalization transaction on comparable terms to the terms on which the sponsors are exchanging or converting their equity securities in the recapitalization.
     Right of First Offer. If any stockholder proposes to sell equity securities prior to a qualified public offering, the sponsors, on a pro rata basis, will have a right of first offer to purchase the equity securities proposed to be sold.
     Lock-Up. In connection with any underwritten public offering and any other public offerings, each stockholder agrees to be bound by any lock-up agreement agreed to by a majority in interest of the sponsors, provided, that these lock-up agreements may not bind the stockholder for longer than 180 days following the public offerings up to and including the qualified public offering, and 90 days for subsequent public offerings.
     Voting Agreement. The Stockholders Agreement includes provisions pursuant to which all stockholders agree to vote their shares as directed by the sponsors with respect to a sale, recapitalization, merger, consolidation, reorganization or any other transaction involving us and with respect to any recapitalization transaction, in either case incident to the exercise of their Drag Along Rights. All stockholders must also agree to vote their shares in favor (to the same extent and in the same proportion as the sponsors have voted) of an amendment to SCC’s charter including any increase in the number of authorized common shares to the extent necessary to permit the conversion of common shares as set forth in SCC’s charter.
     Call Rights. Pursuant to the Stockholders Agreement, if an equity security holder’s employment is terminated or the holder resigns, we will have a call option on such holder’s equity securities. To the extent that we do not exercise this call right, the equity securities will be subject to a similar call right of the sponsors. Except where the equity security holder is terminated “for cause,” the call price for any equity security that is vested will be fair market value, and for any equity security that is unvested (and not forfeited in connection with the cessation of employment) will be the lower of cost (as defined in the Stockholders Agreement) or fair market value. If the equity security holder is terminated “for cause,” the call price on all of such holder’s equity securities will be the lower of cost or fair market value. In limited circumstances, we may issue a promissory note that bears interest at the prime rate plus 1% and will become payable over the three-year period from the date of issuance of the note in lieu of cash to pay the call price. Our and the sponsors’ call right will end on a qualified public offering.
     Put Rights. Pursuant to the Stockholders Agreement and to the extent permitted by the Internal Revenue Code (including Section 409A thereof), if an equity security holder’s employment ceases as a result of his or her death or disability, the holder or his or her beneficiaries will have the right to cause us to repurchase such holder’s equity securities; provided, that with respect to shares the put option will apply only with respect to shares that have been held by the holder (or his or her beneficiaries) for at least six months. The put price for such holder’s vested equity securities is fair market value and, for any unvested equity securities, the put price will be the lower of cost or fair market value. We are required to use commercially reasonable efforts to pay the put price in cash, provided that if we are not able to pay the put price in cash as a result of any contractual or legal restriction, we may issue a promissory note that bears interest at the prime rate plus 1% and will become payable over the three-year period from the date of the issuance of the note. The put option will expire on the earlier of one year after the equity security holder’s termination of employment with us or a qualified public offering.
     Amendment and Termination. Certain provisions of the Stockholders Agreement may be amended, modified, extended, terminated or waived without prior notice to a holder of restricted stock units or options, including in ways that may materially and adversely affect the rights of a restricted stock unit or option holder.
10. Amended awards will not differ from eligible awards except as described herein.
     Except for the (i) reduced performance targets for 2009 and 2010, (ii) a reduced number of units or shares subject to the outstanding performance awards that will be eligible to be earned, (iii) new vesting schedules and, (iv) for restricted stock units that vest after December 31, 2008, a new distribution date, all the terms and provisions in effect for the eligible awards at the time of tender will continue in effect if the eligible awards are amended pursuant to the offer.
11. Information concerning SunGard.
     We are one of the world’s leading software and IT services companies. We provide software and processing solutions to institutions throughout the financial services industry, higher education and the public sector. We also provide disaster recovery services, managed services, information availability consulting services and business continuity management software. We operate our business in four segments: (i) Financial Systems—serves financial services companies, corporate and government treasury departments and energy companies; (ii) Higher Education—serves higher education institutions; (iii) Public Sector—serves state and local governments, public safety and justice agencies, and not-for-profit organizations; and (iv) Availability Services—serves IT-dependent companies across virtually all industries.
     We serve more than 25,000 customers in more than 70 countries, including the world’s 25 largest financial services companies. We seek to establish long-term customer relationships by negotiating multi-year contracts and by emphasizing customer support and product quality and integration. We believe that we are one of the most efficient operators of mission-critical IT solutions as a result of the economies of scale we derive from serving multiple customers on shared platforms.
     Our principal executive offices are located at 680 East Swedesford Road, Wayne, Pennsylvania 19087, and our telephone number is (484) 582-2000. Questions regarding this offer, and requests for additional copies of this Offer to Amend and the other offer documents, should be directed to:
     SunGard
     Attention: Victoria Silbey
     680 East Swedesford Road
     Wayne, Pennsylvania 19087
     Phone: (484) 582-5597
     Fax: (610) 964-4361
     E-mail: equity@sungard.com
     Copies will be furnished promptly at SunGard’s expense.
     The financial information included in our Form 10-12G/A filed on June 26, 2009 is incorporated herein by reference. Please see Section 18 of this Offer to Amend titled “Additional information” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
     Attached as Schedule C to this Offer to Amend is a summary of our financial information from our Form 10-12G/A filed June 26, 2009. Please also see Section 19 of this Offer to Amend titled “Financial Statements” for additional information.
12. Interests of directors and executive officers; transactions and arrangements concerning the awards.
     A list of our current directors and executive officers as of August 12, 2009 is attached to this Offer to Amend as Schedule D. Our senior executives and the members of our board of directors may not participate in this offer.
     The following table sets forth the beneficial ownership of each of our current named executive officers and directors of equity securities beneficially owned as of April 15, 2009. The percentages in the tables below are based on the total number of outstanding class A shares, class L shares and preferred shares (i.e., whether or not eligible for amendment in this offer), which was 254,485,244, 28,275,835 and 9,787,801, respectively, as of April 15, 2009.

	Number of Shares Beneficially Owned(1)			Percent of
Name of Beneficial Owner	Class A Common	Class L Common	Preferred	Classes(2)
Bain Funds(3)	34,849,657	3,872,184	1,340,371	13.70%
Blackstone Funds(4)	34,849,657	3,872,184	1,340,371	13.70%
GS Limited Partnerships(5)	28,393,651	3,154,850	1,092,063	11.16%
KKR Funds(6)	34,849,657	3,872,184	1,340,371	13.70%
Providence Equity Funds(7)	21,295,238	2,366,138	819,048	8.37%
Silver Lake Funds(8)	34,488,546	3,832,061	1,326,483	13.55%

	Number of Shares Beneficially Owned(1)			Percent of
Name of Beneficial Owner	Class A Common	Class L Common	Preferred	Classes(2)
TPG Funds(9)	34,849,657	3,872,184	1,340,371	13.70%
James E. Ashton III(10) (Named Executive Officer)	754,043	83,771	29,002	—
Chinh E. Chu(4)(11) (director)	34,849,657	3,872,184	1,340,371	13.70%
Cristóbal Conde(10) (director and Named Executive Officer)	4,198,939	466,460	161,498	1.65%
John Connaughton(3)(12) (director)	34,849,657	3,872,184	1,340,371	13.70%
Harold C. Finders(10) (Named Executive Officer)	405,364	45,029	15,591	—
James H. Greene, Jr.(6)(13) (director)	34,849,657	3,872,184	1,340,371	13.70%
Glenn H. Hutchins(8)(14) (director)	34,488,546	3,832,061	1,326,483	13.55%
James L. Mann (director)	77,127	8,414	2,913	—
John Marren(15) (director)	—	—	—	—
Sanjeev Mehra(5)(16) (director)	28,393,651	3,154,850	1,092,063	11.16%
Michael K. Muratore(10) (Named Executive Officer)	1,529,567	169,916	58,830	—
Julie Richardson(7)(17) (director)	21,295,238	2,366,138	819,048	8.37%
Michael J. Ruane(10) (Named Executive Officer)	1,108,754	123,175	42,644	—
All 22 directors and executive officers as a group(10)(11)(12)(13)(14)(15)(16)(17)(18)	202,203,811	22,502,989	7,772,182	79.41%

(1)	Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Unless otherwise indicated, the beneficial ownership of any named person does not exceed, in the aggregate, one percent of the outstanding equity securities of SunGard Capital Corp. and SunGard Capital Corp. II on April 15, 2009, as adjusted as required by applicable rules.

(3)	Includes (i) 34,693,273 class A shares and 3,801,832 class L shares of common stock of SunGard Capital Corp. and 1,313,076 shares of preferred stock of SunGard Capital Corp. II held by Bain Capital Integral Investors, LLC (“Bain Integral”), whose administrative member is Bain Capital Investors, LLC (“BCI”); and (ii) 156,384 class A shares and 70,352 class L shares of common stock of SunGard Capital Corp. and 27,295 shares of preferred stock of SunGard Capital Corp. II held by BCIP TCV, LLC (“BCIP TCV” and, together with Bain Integral, the “Bain Funds”), whose administrative member is BCI. The address of each of the entities listed in this footnote is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(4)	Includes (i) 18,317,228 class A shares and 2,035,248 class L shares of common stock of SunGard Capital Corp. and 704,509 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Capital Partners IV L.P. (“BCP IV”), whose general partner is Blackstone Management Associates IV L.L.C. (“BMA IV”); (ii) 289,253 class A shares and 32,139 class L shares of common stock of SunGard Capital Corp. and 11,125 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Capital Partners IV-A L.P. (“BCP IV-A”), whose general partner is BMA IV; (iii) 810,541 class A shares and 90,060 class L shares of common stock of SunGard Capital Corp. and 31,175 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Family Investment Partnership IV-A L.P. (“BFIP IV-A”), whose general partner is BMA IV; (iv) 66,204 class A shares and 7,356 class L shares of common stock of SunGard Capital Corp. and 2,546 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Participation Partnership IV L.P. (“BPP IV”), whose general partner is BMA IV; (v) 14,444,444 class A shares and 1,604,938 class L shares of common stock of SunGard Capital Corp. and 555,556 shares of preferred stock of SunGard Capital Corp. II held by Blackstone GT Communications Partners L.P. (“BGTCP”), whose general partner is Blackstone Communications Management Associates I L.L.C. (“BCMA IV”); and (vi) 921,986 class A shares and 102,443 class L shares of common stock of SunGard Capital Corp. and 35,461 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Family Communications Partnership L.P. (“BFCP” and, collectively with BCP IV, BCP IV-A, BFIP IV-A, BPP IV and BGTCP, the “Blackstone Funds”), whose general partner is BCMA IV. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of BMA IV and BCMA IV and as such may be deemed to share beneficial ownership of the shares held or controlled by the Blackstone Funds. Each of BMA IV and BCMA IV and Messrs. Peterson and Schwarzman disclaims beneficial ownership of such shares. The address of each of the entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(5)	The Goldman Sachs Group, Inc., which we refer to as GS Group, Goldman, Sachs & Co., which we refer to as Goldman Sachs, and certain of their affiliates may be deemed to own beneficially and indirectly class A shares and class L shares of common stock of SunGard Capital Corp. and shares of preferred stock of SunGard Capital Corp. II which are owned directly or indirectly by investment partnerships of which affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner or managing partner. We refer to these investment partnerships as the GS Limited Partnerships. Goldman Sachs is an affiliate of each of, and investment manager for certain of, the GS Limited Partnerships. GS Group, Goldman, Sachs and the GS Limited Partnerships share voting power and investment power with certain of their respective affiliates. The GS Limited Partnerships and their respective beneficial ownership of shares of SunGard Capital Corp. and SunGard Capital Corp. II include: (i) 8,034,125 class A shares and 892,681 class L shares of common stock of SunGard Capital Corp. and 309,005 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000, L.P.; (ii) 2,552,674 class A shares and 283,630 class L shares of common stock of SunGard Capital Corp. and 98,180 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000 Employee Fund, L.P.; (iii) 2,919,293 class A shares and 324,366 class L shares of common stock of SunGard Capital Corp. and 112,281 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000 Offshore, L.P.; (iv) 354,921 class A shares and 39,436 class L shares of common stock of SunGard Capital Corp. and 13,651 shares of preferred stock of SunGard Capital Corp. II held by Goldman Sachs Direct Investment Fund 2000, L.P.; (v) 335,812 class A shares and 37,312 class L shares of common stock of SunGard Capital Corp. and 12,916 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000 GmbH & Co. Beteiligungs KG; (vi) 7,475,480 class A shares and 830,609 class L shares of common stock of SunGard Capital Corp. and 287,518 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V Fund, L.P.; (vii) 3,861,537 class A shares and 429,060 class L shares of common stock of SunGard Capital Corp. and 148,521 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V Offshore Fund, L.P.; (viii) 296,373 class A shares and 32,930 class L shares of common stock of SunGard Capital Corp. and 11,399 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V GmbH & Co. KG; and (ix) 2,563,436 class A shares and 284,826 class L shares of common stock of SunGard Capital Corp. and 98,594 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V Institutional, L.P. Each of Goldman Sachs and GS Group disclaims beneficial ownership of the shares owned directly and indirectly by the GS Limited Partnerships, except to the extent of their pecuniary interest therein, if any. The address for GS Group, Goldman Sachs and the GS Limited Partnerships is 85 Broad Street, New York, New York 10004.

(6)	Includes (i) 33,937,852 class A shares and 3,770,872 class L shares of common stock of SunGard Capital Corp. and 1,305,302 shares of preferred stock of SunGard Capital Corp. II held by KKR Millennium Fund L.P. (“KKR Millennium Fund”), whose general partner is KKR Associates Millennium L.P., whose general partner is KKR Millennium GP LLC; and (ii) 911,806 class A shares and 101,312 class L shares of common stock of SunGard Capital Corp. and 35,069 shares of preferred stock of SunGard Capital Corp. II held by KKR Partners III, L.P. (“KKR III” and, together with KKR Millennium Fund, the “KKR Funds”), whose general partner is KKR III GP LLC. Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Perry Golkin, Johannes P. Huth, Todd A. Fisher, Alexander Navab, Marc Lipschultz, Jacques Garaialde, Reinhard Gorenflos, Michael M. Calbert and Scott C. Nuttall, as members or managing members of KKR Millennium GP LLC and KKR III GP LLC, may be deemed to share beneficial ownership of any shares beneficially owned by KKR Millennium GP LLC and KKR III GP LLC, respectively, but disclaim such beneficial ownership except to the extent of their pecuniary interest therein. The address of each of the entities listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(7)	Includes (i) 18,390,397 class A shares and 2,043,377 class L shares of common stock of SunGard Capital Corp. and 707,323 shares of preferred stock of SunGard Capital Corp. II held by Providence Equity Partners V LP (“PEP V”), whose general partner is Providence Equity GP V LP, whose general partner is Providence Equity Partners V L.L.C. (“PEP V LLC”); and (ii) 2,904,841 class A shares and 322,760 class L shares of common stock of SunGard Capital Corp. and 111,725 shares of preferred stock of SunGard Capital Corp. II held by Providence Equity Partners V-A LP (“PEP V-A” and, together with PEP V, the “Providence Equity Funds”), whose general partner is Providence Equity GP V LP, whose general partner is PEP V LLC. PEP V LLC may be deemed to share beneficial ownership of the shares owned by PEP V and PEP V-A. PEP V LLC disclaims this beneficial ownership. Messrs. Angelakis, Creamer, Masiello, Mathieu, Nelson, Pelson and Salem are members of PEP V LLC and may also be deemed to possess indirect beneficial ownership of the securities owned by the Providence Equity Funds, but disclaim such beneficial ownership. The address of each of the entities listed in this footnote is c/o Providence Equity Partners Inc., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

(8)	Includes (i) 34,440,889 class A shares and 3,826,765 class L shares of common stock of SunGard Capital Corp. and 1,324,650 shares of preferred stock of SunGard Capital Corp. II held by Silver Lake Partners II, L.P. (“SLP II”), whose general partner is Silver Lake Technology Associates II, L.L.C. (“SLTA II”); and (ii) 47,657 class A shares and 5,295 class L shares of common stock of SunGard Capital Corp. and 1,833 shares of preferred stock of SunGard Capital Corp. II held by Silver Lake Technology Investors II, L.P. (“SLTI II” and, together with SLP II, the “Silver Lake Funds”), whose general partner is SLTA II. The address of each of the entities listed in this footnote is c/o Silver Lake, 9 West 57th Street, 25th Floor, New York, New York 10019.

(9)	Includes (i) 20,745,833 class A shares and 2,305,093 class L shares of common stock of SunGard Capital Corp. and 797,917 shares of preferred stock of SunGard Capital Corp. II held by TPG Partners IV, L.P. (“TPG IV”), whose general partner is TPG GenPar IV, L.P. (“TPG GenPar IV”), whose general partner is TPG Advisors IV, Inc. (“TPG Advisors IV”); (ii) 2,349,389 class A shares and 261,043 class L shares of common stock of SunGard Capital Corp. and 90,361 shares of preferred stock of SunGard Capital Corp. II held by T3 Partners II, L.P. (“T3 Partners II”), whose general partner is T3 GenPar II, L.P. (“T3 GenPar II”), whose general partner is T3 Advisors II, Inc. (“T3 Advisors II”); (iii) 377,000 class A shares and 41,889 class L shares of common stock of SunGard Capital Corp. and 14,500 shares of preferred stock of SunGard Capital Corp. II held by T3 Parallel II, L.P. (“T3 Parallel II”), whose general partner is T3 GenPar II, whose general partner is T3 Advisors II; (iv) 5,416,667 class A shares and 601,852 class L shares of common stock of SunGard Capital Corp. and 208,333 shares of preferred stock of SunGard Capital Corp. II held by TPG Solar III LLC (“TPG Solar III”), whose managing member is TPG Partners III, L.P. (“TPG Partners III”), whose general partner is TPG GenPar III, L.P. (“TPG GenPar III”), whose general partner is TPG Advisors III, Inc. (“TPG Advisors III”); and (v) 5,960,768 class A shares and 662,308 class L shares of common stock of SunGard Capital Corp. and 229,260 shares of preferred stock of SunGard Capital Corp. II held by TPG Solar Co-Invest LLC (“TPG Solar Co-Invest” and, collectively with TPG IV, T3 Partners II, T3 Parallel II and TPG Solar III, the “TPG Funds”), whose managing member is TPG GenPar IV, whose general partner is TPG Advisors IV. Messrs. David Bonderman and James G. Coulter, as directors, officers and sole shareholders of each of TPG Advisors IV, T3 Advisors II and TPG Advisors III, may be deemed to have investment powers and beneficial ownership with respect to the shares owned by the TPG Funds, but disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest therein. The address of each of the entities and persons identified in this footnote is c/o TPG Capital, L.P., 301 Commerce Street, Fort Worth, Texas 76102.

(10)	Includes the following shares which the beneficial owner has the right to acquire within 60 days after April 15, 2009 by exercising stock options:

	Shares of Class A	Shares of Class L	Shares of
Beneficial Owner	Common Stock	Common Stock	Preferred Stock
James E. Ashton III	754,043	83,771	29,002
Cristóbal Conde	2,610,050	289,916	100,387
Harold C. Finders	333,141	37,004	12,813
James L. Mann	4,904	390	135
Michael K. Muratore*	1,044,017	115,966	40,155
Michael J. Ruane	721,250	80,119	27,740
All 22 directors and officers as a group	8,974,942	982,875	340,302
*	Mr. Muratore retired on February 2, 2009.

(11)	Mr. Chu, a director of the Parent Companies and SunGard, is a member of BMA IV and BCMA IV and a senior managing director of The Blackstone Group, L.P. Amounts disclosed for Mr. Chu are also included above in the amounts disclosed in the table next to “Blackstone Funds.” Mr. Chu disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds, except to the extent of his pecuniary interest therein. Mr. Chu does not have sole voting or investment power with respect to the shares owned by the Blackstone Funds.

(12)	Mr. Connaughton, a director of the Parent Companies and SunGard, is a member and managing director of BCI. Amounts disclosed for Mr. Connaughton are also included above in the amounts disclosed in the table next to “Bain Funds.” Mr. Connaughton disclaims beneficial ownership of any shares owned directly or indirectly by the Bain Funds, except to the extent of his pecuniary interest therein.

(13)	Mr. Greene, a director of the Parent Companies and SunGard, is a member of KKR Millennium GP LLC and KKR III GP LLC. Amounts disclosed for Mr. Greene are also included above in the amounts disclosed in the table next to “KKR Funds.” Mr. Greene disclaims beneficial ownership of any shares owned directly or indirectly by the KKR Funds, except to the extent of his pecuniary interest therein.

(14)	Mr. Hutchins, a director of the Parent Companies and SunGard, is a managing director of SLTA II. Amounts disclosed for Mr. Hutchins are also included above in the amounts disclosed in the table next to “Silver Lake Funds.” Mr. Hutchins disclaims beneficial ownership of any shares owned directly or indirectly by the Silver Lake Funds, except to the extent of his pecuniary interest therein.

(15)	Mr. Marren, a director of the Parent Companies and SunGard, is a senior partner of TPG Capital, L.P., an affiliate of the TPG Funds.

(16)	Mr. Mehra, a director of the Parent Companies and SunGard, is a managing director of Goldman Sachs. Amounts disclosed for Mr. Mehra are also included above in the amounts disclosed in the table next to “GS Limited Partnerships.” Mr. Mehra disclaims beneficial ownership of any shares owned directly or indirectly by the GS Limited Partnerships, except to the extent of his pecuniary interest therein.

(17)	Ms. Richardson, a director of the Parent Companies and SunGard, is a managing director of Providence Equity Partners, Inc., an affiliate of the Providence Equity Funds. Amounts disclosed for Ms. Richardson are also included above in the amounts disclosed in the table next to “Providence Equity Funds.” Ms. Richardson disclaims beneficial ownership of any shares owned directly or indirectly by the Providence Equity Funds, except to the extent of her pecuniary interest therein.

(18)	Excluding shares beneficially owned by Ms. Richardson and Messrs. Chu, Connaughton, Greene, Hutchins and Mehra, the number of shares beneficially owned by all directors and officers as a group is as follows: class A common—13,477,404; class L common—1,483,148; preferred—513,474; percent of classes—5.25%.
     The non-employee members of our board of directors, none of whom have been granted any equity awards, and our senior executives are not eligible to participate in this offer.
     No directors or executive officers, nor any affiliates of ours, were engaged in transactions involving restricted stock units or options to purchase shares, or in transactions involving our stock during the past 60 days before and including the date hereof.
13. Accounting consequences of the offer.
     Accounting principles generally accepted in the United States require the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. The Company estimates the fair value of share-based payment awards on the date of grant using the Black-Scholes option pricing model, which requires assumptions such as risk-free rate of return, expected volatility of the Company’s stock, expected term, and dividend yield. Because the Company is not publicly traded, it utilizes equity valuations based on (a) stock market valuations of public companies in comparable businesses, (b) recent transactions involving comparable companies and (c) any other factors deemed relevant. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Expected volatilities are based on implied volatilities from market comparisons of certain publicly traded companies and other factors. The expected term of stock options granted is derived from historical experience and expectations and represents the period of time that stock options granted are expected to be outstanding. The requisite service period is generally five years from the date of grant. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero. The Company is also required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates.
     Stock-based compensation expense is calculated based upon the fair value of a stock award on the date of grant and the modification of an award, i.e., a change to the terms of the award. We estimate a new fair value for the modified stock option award based on the revised Black-Scholes model assumptions on the modification date. This new fair value will be the basis for accounting for the vesting of modified stock option awards at and subsequent to the modification date and is likely to be different from the originally estimated fair value, and therefore the amount of non-cash compensation expense for future vesting recorded by the Company associated with these stock option awards may change. The stock-based compensation expense associated with restricted stock units will be based on the share price at issuance, which is not impacted by the modification of the vesting terms. The amount of expense will be different if the number of shares which vest under restricted stock units is different as a result of the modified terms.
     The amount of change to this non-cash compensation expense will depend on, among other things, the level of participation in the offer, the change in fair value as a result of the revised Black-Scholes assumptions and the extent to which the modification of terms impacts the actual vesting amounts under the awards. Because these factors cannot be predicted with any certainty at this time, we cannot predict the exact amount of the charge that will result from the offer.
14. Legal matters; regulatory approvals.
     We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our amendment of the performance awards as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency that would be required for the amendment of the performance awards as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered awards for amendment is subject to the conditions described in Section 7 of this Offer to Amend.
     If we are prohibited by applicable laws or regulations from amending the performance awards on the expiration date, we will not amend any performance awards. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the amendment, but if the amendment is prohibited on the expiration date we will not amend any performance awards and you will not receive any other benefit for the performance awards you tendered for amendment and your eligible awards will not be amended.
15. Material income tax consequences.
     Material United States federal income tax consequences.
     The following is a summary of the material United States federal income tax consequences of the performance awards for a holder subject to United States federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of award holders. If you are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. Please refer to Schedule B of this document for short summaries of some of those consequences with respect to several of the countries where eligible employees are located. We strongly recommend that you review the summary of the tax consequences for the applicable foreign jurisdiction and that you consult with your own tax advisors to discuss the consequences to you of this transaction.
     We recommend that you consult your tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.
     Performance award holders who have their performance awards amended will not be required to recognize income for United States federal income tax purposes at the time of the amendment. We believe that the amendment will be treated as a non-taxable event. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units.
     If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although we do not expect that the amendment to the restricted stock units will have an impact under United States federal tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under United States federal tax law.

     If you are a United States taxpayer, you generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you. The amount of ordinary income you recognize will equal the fair market value of the shares on the date of distribution. The Company generally will be entitled to a corresponding federal income tax deduction at the time of distribution. The Company will satisfy all tax withholding obligations in the manner specified in your restricted stock unit agreement. Depending on the circumstances, the Company may also have a FICA tax withholding obligation at the time of vesting.
     Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of restricted stock units generally will be treated as a capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.
     You also should note that if your restricted stock units constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code, and (1) distribution of your restricted stock units is made upon your separation from service with us, (2) the Company’s stock is publicly traded, and (3) you are a “specified employee” at that time, then the delivery of shares underlying your restricted stock units may need to be delayed by six months in order to allow you to avoid the imposition of additional taxation under Section 409A. While we intend that the restricted stock units comply with Section 409A, you should consult your own personal tax advisor for further guidance with respect to Section 409A.
     Non-qualified stock options.
     If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although we do not expect that the amendment to the options will have an impact under United States federal tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to non-qualified stock options under United States federal tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a non-qualified stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a non-qualified stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a non-qualified stock option is paid in shares of stock or a combination of cash and shares of stock, the excess of the value (on the date of exercise) of the shares of stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.
     The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you.
     Upon disposition of the shares, any gain or loss is treated as a capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.
     If you surrender shares of our stock that you currently own to pay the exercise price for your non-qualified stock options, you will not recognize any gain or loss on the surrendered shares, and your basis and holding period for purposes of capital gains in the surrendered shares will be transferred to that number of new shares that equals the number of surrendered shares. If the number of shares you receive exceeds the number of shares that you surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by you upon exercise, is included in your gross income in the year of the exercise and taxed to you as ordinary income. Your basis in the excess shares will equal the sum of the cash paid by you upon the exercise of the stock option plus any amount included in your gross income as a result of the exercise of the stock option, and your holding period for purposes of capital gains in the excess shares will begin on the date you acquired the excess shares.
     If you were an employee at the time of the grant of the award, any income recognized upon exercise of a non-qualified stock option generally will constitute wages for which withholding will be required.
     We recommend that you consult your tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.
     In addition, if you are a resident of another country other than the United States, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. Please refer to Schedule B of this document for short summaries of some of those consequences with respect to several of the countries where eligible employees are located. We strongly recommend that you review the summary of the tax consequences for the applicable foreign jurisdiction and consult with your advisors to discuss the consequences to you of this transaction.
16. Extension of offer; termination; amendment.
     We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for amendment of any awards. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tender of eligible awards until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 8:00 a.m., Eastern Daylight Time, on the next United States business day after the previously scheduled expiration date.

     We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and amendment of any awards elected to be amended if any of the events listed in Section 7 of this Offer to Amend occurs, by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to terminate the offer or postpone our acceptance and amendment of the tendered eligible awards is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must return the tendered eligible awards promptly after termination or withdrawal of the offer.
     Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by changing the terms of this offer to award holders or by decreasing or increasing the number of performance awards eligible for tender in this offer. As a reminder, if a particular performance award expires after commencement, but before amendment under the offer, that particular performance award is not eligible for amendment. Therefore, if we extend the offer for any reason and if a particular performance award that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual expiration date under the extended offer, that performance award would not be eligible for amendment.
     The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible awards being sought in this offer, the offer will remain open for at least ten business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible awards, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible awards of such amendment, and we will extend the offer’s period so that at least five business days, or such longer period as may be required by the tender offer rules, remain after such change.
     For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.
17. Fees and expenses.
     We will not pay any fees or commissions to any broker, dealer or other person for soliciting options or restricted stock units to be amended through this offer.
18. Additional information.
     This Offer to Amend is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Amend does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to amend your awards:
     1. SDS’ annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 6, 2009;
     2. SDS’ and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 13, 2009;
     3. Our Form 10-12G/A filed with the SEC on June 26, 2009; and
     4. The information contained in SDS’ current report on Form 8-K filed with the SEC on February 19, 2009, as amended by SDS’ current report on Form 8-K/A filed with the SEC on March 6, 2009; SDS’ current report on Form 8-K filed with the SEC on April 2, 2009; SDS’ current report on Form 8-K filed with the SEC on May 7, 2009; SDS’ current report on Form 8-K filed with the SEC on June 10, 2009; and SDS’ current report on Form 8-K filed with the SEC on August 6, 2009.
     These filings, SDS’ other annual, quarterly and current reports, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.
     Each person to whom a copy of this Offer to Amend is delivered may obtain a copy of any or all of the documents to which we have referred you by contacting SunGard at:
     SunGard
     Attention: Victoria Silbey
     680 East Swedesford Road
     Wayne, Pennsylvania 19087
     Phone: (484) 582-5597
     Fax: (610) 964-4361
     E-mail: equity@sungard.com

     As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Amend, you should rely on the statements made in the most recent document.
     The information contained in this Offer to Amend about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.
19. Financial statements.
     The table on the attached Schedule C sets forth summary consolidated financial data for SunGard. The summary historical statement of operations data for the fiscal years ended December 31, 2008, 2007 and 2006 and the interim period ended June 30, 2009 and the summary historical balance sheet data as of December 31, 2008, 2007 and 2006 and June 30, 2009 have been derived from the consolidated financial statements included in the amendment to our Form 10-12G/A filed on June 26, 2009 and quarterly report for the quarter ended June 30, 2009, which financial statements are incorporated by reference herein.
20. Miscellaneous.
     We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will awards be accepted from the award holders residing in such jurisdiction.
     This document and our SEC reports referred to above include “forward-looking statements”. When used in this Offer to Amend, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. Those statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.
We have not authorized any person to make any recommendation on our behalf as to whether you should elect to amend your eligible awards through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Amend and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

SCHEDULE A
FORMS OF AMENDMENT TO PERFORMANCE AWARDS

SunGard Capital Corp. And SunGard Capital Corp. II
Management Non-Qualified Performance-Based Option Agreement
Amendment Dated                     , 2009
     This Amendment to the Management Non-Qualified Performance-Based Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Optionee”), on                     , 2009.
     WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
     WHEREAS, the Companies and the Optionee entered into the Management Non-Qualified Performance-Based Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Units (as defined in the Plan) stated therein, dated                     , 200      (the “Option”);
     WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
     WHEREAS, pursuant to the Offer to Amend Certain Outstanding Performance-Based Stock Options and Restricted Stock Units, dated August 13, 2009, the Optionee tendered the Option to be amended as set forth herein; and
     WHEREAS, this Amendment applies to the portion of the Option that could be earned with respect to performance for the 2009 and 2010 calendar years. The Amendment does not affect the portion of the Option that vested on or before December 31, 2008, or any amounts to be earned for calendar years other than 2009 and 2010.
     NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	Section 2(k) is hereby amended to add the following new paragraph to the end:
     “Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Units subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Units); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”
2.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:
     “As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
3.	Section 3 is hereby amended in its entirety to read as follows:
          “3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then the Option shall Vest on a Pro Rata Basis, and any unvested portion of the Option that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation or retirement by the Optionee, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee; no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and

(d)	upon a Change of Control during the Performance Period, the Compensation Committee of the Board and the CEO will determine in mutual consultation the effect of such Change of Control on the Option, which shall be treated in a manner they jointly consider equitable under the circumstances; provided that in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year and that has not yet vested shall vest in full upon the Change of Control.”

4.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
     “2009 and 2010 Performance Goals:
     1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
          (a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Units at the end of that year;
          (b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of [1/93.98 for options with six-year performance periods] [1/78.32 for options with five-year performance periods] of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit);
          (c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of [1/299.41 for options with six-year performance periods] [1/249.51 for options with five-year performance periods] of the Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Unit);
          (d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Units than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
               (i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of [1/67.5 for options with six-year performance periods] [1/56.25 for options with five-year performance periods] of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit) between 100% and 106.25% of the Original Base Case; and
               (ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for [1/6 for options with six-year performance periods] [1/5 for options with five-year performance periods] of the Units (rounded to the nearest .0001 of a Unit) at the end of that year;

provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
For purposes of this Amendment:
     “Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
     “Original Agreement” means this Agreement as in effect before this Amendment.
     “Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
     2. The Option with respect to 25% of the total number of Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
5.	This Amendment shall apply to the portion of the Option to be earned with respect to performance for the 2009 and 2010 calendar years. The Amendment shall not affect the portion of the Option that vested on or before December 31, 2008, or any amounts to be earned for calendar years other than 2009 and 2010.

6.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Companies and the Optionee agree to the terms of the foregoing Amendment dated as of                     , 2009.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:

Optionee

Name

SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
Amendment Dated                     , 2009
          This Amendment to the Management Non-Qualified Performance-Based Class A Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”) and the undersigned (the “Optionee”), on          , 2009.
          WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
          WHEREAS, the Company and the Optionee entered into the Management Non-Qualified Performance-Based Class A Option Agreement under the Plan (the “Agreement”), pursuant to which the Company granted the Optionee a non-qualified stock option to purchase the number of Class A Common (as defined in the Plan) shares stated therein, dated              , 200___(the “Option”);
          WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
          WHEREAS, pursuant to the Offer to Amend Certain Outstanding Performance-Based Stock Options and Restricted Stock Units, dated August 13, 2009, the Optionee tendered the Option to be amended as set forth herein; and
          WHEREAS, this Amendment applies to the portion of the Option that could be earned with respect to performance for the 2009 and 2010 calendar years. The Amendment does not affect the portion of the Option that vested on or before December 31, 2008, or any amounts to be earned for calendar years other than 2009 and 2010.
          NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	Section 2(i) is hereby amended to add the following new paragraph to the end:
     “Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”
2.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:
“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
3.	Section 3 is hereby amended in its entirety to read as follows:
     “3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then the Option shall Vest on a Pro Rata Basis, and any unvested portion of the Option that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation or retirement by the Optionee, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of the Optionee’s Employment; provided, however, that for the 2009 or 2010 calendar year, the portion of the Option that was earned in 2009 or 2010 shall be deemed to have stopped vesting as of the Date of Termination of the Optionee’s Employment and no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and

(d)	upon a Change of Control during the Performance Period, the Compensation Committee of the Board and the CEO will determine in mutual consultation the effect of such Change of Control on the Option, which shall be treated in a manner they jointly consider equitable under the circumstances; provided that in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year and that has not yet vested shall vest in full upon the Change of Control.”

4.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
     “2009 and 2010 Performance Goals:
     1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
          (a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Shares at the end of that year;
          (b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
          (c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share);
          (d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
               (i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
               (ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year;
     provided that any Shares that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
For purposes of this Amendment:
     “Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
     “Original Agreement” means this Agreement as in effect before this Amendment.
     “Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
     2. The Option with respect to 25% of the total number of Shares earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
5.	This Amendment shall apply to the portion of the Option to be earned with respect to performance for the 2009 and 2010 calendar years. The Amendment shall not affect the portion of the Option that vested on or before December 31, 2008, or any amounts to be earned for calendar years other than 2009 and 2010.

6.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company and the Optionee agree to the terms of the foregoing Amendment dated as of           , 2009.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:

Optionee

Name

SunGard Capital Corp. And SunGard Capital Corp. II
Management Performance-Based Restricted stock Unit Agreement
Amendment Dated                     , 2009
     This Amendment to the Management Performance-Based Restricted Stock Unit Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Grantee”), on         , 2009.
     WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
     WHEREAS, the Companies and the Grantee entered into the Management Performance-Based Restricted Stock Unit Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Grantee Restricted Stock Units for the number of Units (as defined in the Plan) stated therein, dated           , 200 ___(the “Stock Units”);
     WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Stock Units for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Grantee’s consent, alter the terms of the Stock Units so as to affect adversely the Grantee’s rights under the Stock Units;
     WHEREAS, pursuant to the Offer to Amend Certain Outstanding Performance-Based Stock Options and Restricted Stock Units, dated August 13, 2009, the Grantee tendered the Stock Units to be amended as set forth herein; and
     WHEREAS, this Amendment applies to the Stock Units that were not vested as of December 31, 2008. This Amendment does not affect the portion of the Stock Units that vested on or before December 31, 2008.
     NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	Section 2(h) is hereby amended to add the following new paragraph to the end:
     “Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a); and”
2.	The last paragraph in Section 3 is hereby amended in its entirety to read as follows:
     “As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.”
3.	Sections 4 and 5 are hereby amended in their entirety to read as follows:
     “4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause or (ii) the Grantee’s Disability or death, then the Stock Units shall Vest on a Pro Rata Basis, and any unvested Stock Units that were earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination;

(b)	if the Grantee’s Employment terminates as a result of resignation or retirement by the Grantee, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of the Grantee’s Employment; provided, however, that for the 2009 or 2010 calendar year, Stock Units that were earned in 2009 or 2010 shall be deemed to have stopped vesting as of the Date of Termination of the Grantee’s Employment and no Stock Units shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination; and

(d)	upon a Change of Control during the Performance Period, the Compensation Committee of the Board and the CEO will determine in mutual consultation the effect of such Change of Control on the Stock Units, which shall be treated in a manner they jointly consider equitable under the circumstances; provided that in the event of a Change of Control after the 2009 or 2010 calendar year, any Stock Units that were earned with respect to the 2009 or 2010 calendar year and that have not yet vested shall vest in full upon the Change of Control.

5.	Payment of Stock Units.

(a)	The Grantee’s vested Stock Units that vest on or prior to December 31, 2008 shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant.

(b)	The Grantee’s vested Stock Units that vest after December 31, 2008 shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is ten years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is ten years after the Date of Grant.

(c)	Notwithstanding the foregoing in this Section 5, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 days after the payment event.”
4.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:

“2009 and 2010 Performance Goals:
     1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Stock Units shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the Stock Units that are earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
     (a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, no Stock Units will be earned at the end of that year;
     (b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit);
     (c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Stock Unit);
     (d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Stock Units shall be earned as follows:
          (i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (x) the number Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit) between 100% and 106.25% of the Original Base Case; and
          (ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Stock Units shall be earned for 1/5 of the Units (rounded to the nearest .0001 of a Stock Unit) at the end of that year;
     provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
For purposes of this Amendment:
     “Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
     “Original Agreement” means this Agreement as in effect before this Amendment.

     “Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
     2. Twenty-five percent of the total number of Stock Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
5.	This Amendment shall apply to the Stock Units that vest after December 31, 2008. This Amendment shall not affect the Stock Units that vested on or before December 31, 2008.

6.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Companies and the Grantee agree to the terms of the foregoing Amendment No. 1, effective as of the date set forth above.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

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SCHEDULE B
SUMMARIES OF INTERNATIONAL TAX CONSEQUENCES
MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN AUSTRALIA
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Important Note: The Australian Government has announced a major change in the way employee equity-based awards are taxed in Australia. If the changes are implemented as announced, the tax rules will change for “qualifying” awards acquired on or after July 1, 2009. Acquisitions of shares and rights prior to July 1, 2009 will not be affected. Under the proposed amendment, “qualifying” awards may become subject to taxation at grant with deferral only in the case of a risk of forfeiture. A consultation process has commenced. However, the tax treatment of acquisitions of shares and rights after July 1, 2009 can only be determined with certainty after the necessary legislation has been enacted. Accordingly, we encourage you to consult with your tax advisor regarding the application of the proposed changes in the legislation to your specific situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Australia income tax purposes at the time of the amendment. The tax consequences under current law of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Australia tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under current Australia tax law.
     The taxation of an award of restricted stock units in Australia depends on whether the award is a qualifying right. Although not completely clear, it is likely that your award will be treated as a separate award for each component of the units. The award of restricted stock units for the class A shares will likely be a qualifying right; the award of restricted stock units for Class L shares and the preferred shares will not be a qualifying right. The taxation of the different types of restricted stock units is described below.
     The grant of a restricted stock unit that is a qualifying right will not result in taxable income unless you elect to be taxed at that time. If you elect to be taxed at the time of grant, you will be taxed on an amount equal to the value of the restricted stock units (as determined under Australian tax laws); the issuance of the stock underlying the units will not be a taxable event. On a subsequent sale of the shares, a capital gain will be recognized in an amount equal to the difference between the sales proceeds and the amount taxed at grant. You must pay all the taxes directly to the relevant tax authorities in accordance with applicable payment requirements.
     If you do not elect to be taxed at the time of the grant of the restricted stock units, you will in general recognize taxable income upon the “cessation time” in an amount equal to the market price of the shares at the cessation time (or the sale price if the shares are sold within 30 days of that time). The cessation time will generally occur upon the earliest of termination of your employment, the ending of the period during which the shares issued under the restricted stock units are subject to forfeiture or the disposition of the restricted stock units. You must pay all the taxes directly to the relevant tax authorities in accordance with applicable payment requirements.
     If you sell the shares within 30 days of the cessation time, there are no capital gains on the sale. If you sell the shares more than 30 days after the cessation time, then you will recognize capital gain income equal to the difference between the amount received upon sale and the market price at the cessation time. If you hold the shares for at least one year after purchase, 50% of your capital gain will be exempt from tax.
     The tax treatment of a restricted stock unit that is not a qualifying right is generally the same as that described above for a qualifying right where you elect to be taxed at the time of grant.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Australian tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under current Australian tax law.
     The grant of a stock option does not result in taxable income unless you elect to be taxed at that time.
     If you elect to be taxed at the time of grant, you will be taxed on an amount equal to the value of the option (as determined under Australian tax laws); the exercise of the option will not be a taxable event. On a subsequent sale of the shares, a capital gain will be recognized in an amount equal to the difference between the sales proceeds and the sum of the exercise price and the amount taxed at grant. You must pay all the taxes directly to the relevant tax authorities in accordance with the applicable payment requirements.

     If you do not elect to be taxed at the time of the grant of the option, you will in general recognize taxable income upon the “cessation time” in an amount equal to the market value at the cessation time. The cessation time will generally occur upon the earliest of the termination of your employment, the ending of the period during which the shares are subject to forfeiture, the expiration of the option term or the disposition of the option. You must pay all the taxes directly to the relevant tax authorities in accordance with applicable payment requirements.
     If you sell the shares within 30 days of the cessation time, there are no capital gains on the sale. If you sell the shares more than 30 days after the cessation time, then you will recognize capital gain income equal to the difference between the amount received upon sale and the market value of the option at the cessation time. If you hold the shares for at least one year after purchase, 50% of your capital gain will be exempt from tax.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN CANADA
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Canada income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of the Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Canadian tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Canada tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will withhold all applicable taxes on this income.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gain will accrue to the extent that the sales proceeds exceed the “cost basis” of the shares. Fifty percent (50%) of capital gain is included in taxable income (and taxed at the appropriate marginal income tax rates) for the taxation year in which the shares are sold.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of the Offer to Amend. Although the amendment to the options will likely not have an impact under Canada tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Canada tax law.
Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. 50% of this income may be deducted and taxation on a portion of the income may be deferred until sale if certain requirements are satisfied. You should consult with your tax advisor as to the possibility of claiming the 50% deduction or deferral.
     Upon a subsequent sale of the shares, a capital gain will accrue to the extent that the sales proceeds exceed the “cost basis” of the shares. Fifty percent (50%) of capital gain is included in taxable income (and taxed at the appropriate marginal income tax rates) for the taxation year in which the shares are sold. In addition, any amount on which taxation was deferred at exercise will become taxable upon a sale of the shares as ordinary income.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN CHINA
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for China income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although we do not expect that the amendment to the restricted stock units will likely not have an impact under China tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under China tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will withhold all applicable taxes on this income.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under China tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under China tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold all applicable taxes on this income.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise. Note that under the terms of your option agreement, you are required you to sell your option shares immediately upon exercise of the option.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN DENMARK
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of Stock Options. Stock option holders who have their stock option amended will be required to recognize income for Danish income tax purposes at the time of the amendment because the amendment will be deemed to be a disposal of the options. The taxable amount likely will be the value of the amended options. The value of the amended options will likely be calculated in accordance with the Black-Scholes valuation model. Because of the taxable nature of the amendment, we encourage you to consult with your tax advisor to determine how this applies to your specific situation.
     You will not be subject to tax when you exercise your amended options. When you sell the shares acquired upon exercise of your amended options, you will be subject to capital gains tax. The taxable amount will likely be the difference between the sale price for the shares and the purchase price of the amended options, which likely will be the value of the amended options as described above. The Company will report the value of the amended options to the Danish tax authorities. You must directly pay the taxes and social insurance contributions on this income in accordance with applicable payment requirements.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN FRANCE
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     The income tax consequences will vary depending on whether or not your performance awards are qualified awards under the French tax rules. Qualified awards may receive more favorable tax treatment if certain requirements are satisfied.
     Non-Qualified Awards. Non-qualified performance award holders who have their performance awards amended will likely not be required to recognize income for France income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under France tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under France tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will withhold the applicable social taxes with respect to this income but will not withhold any income taxes on this income. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under France tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under France tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold the applicable social taxes with respect to this income but will not withhold any income taxes on this income. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise.
     Qualified Stock Options. The amendment of a qualified stock option under the offer may be treated as the grant of a new qualified option on the date the option is amended. In this case, the holding period for determining the tax upon sale of the shares will be measured from the date the option is amended. The following is a summary of the tax consequences generally applicable to qualified stock options.
     There are no income tax consequences upon the grant or exercise of a qualified stock option.
     You will be subject to tax when you sell the shares acquired upon the exercise of the stock option. The income and social tax consequences of the sale of the shares will depend on how long you have held the option and the acquired shares and the amount of gain realized between the option exercise price and the sale price of the shares.
     If the shares are sold either (i) more than four (4) years but within six (6) years from the date of the grant of the option or (ii) more than six (6) years from the date of the grant of the option but within two (2) years of the date of exercise of the option, the amount of the spread at exercise (i.e., the difference between the fair market value of the shares on the date of exercise and the option exercise price) will be subject to the following tax consequences:
•	the amount up to € 152,500 will be subject to income tax at a rate of 30%, and the excess amount over € 152,500 will be subject to income tax at a rate of 40%, for the year in which the sale occurs. The income will also be subject to Contribution sociale généralisée and Contribution au remboursement de la dette sociale and social taxes which are subject to withholding by your employer. Any additional gain will be taxed as capital gain. You must directly pay all income taxes and capital gain taxes in accordance with applicable payment requirements.

     If the shares are sold more than six (6) years from the date of grant of the option and more than two (2) years from the option exercise date, the spread at exercise (i.e., the difference between the fair market value of the shares on the date of exercise and the option exercise price) will be subject to the following tax consequences:
•	the amount up to € 152,500 will be subject to income tax at a rate of 16% and the excess amount over €152,500 will be subject to income tax at a rate of 30% for the year in which the sale occurs. The income will also be subject to Contribution sociale généralisée and Contribution au remboursement de la dette sociale and social taxes which are subject to withholding by your employer. Any additional gain will be taxed as capital gain. You must directly pay all income taxes and capital gain taxes in accordance with applicable payment requirements.
     In addition, you will have to pay social insurance contributions when you sell the shares in an amount equal to 2.5% of the spread at exercise (i.e., the difference between the fair market value of the shares on the date of exercise and the option exercise price). This social insurance contribution is due regardless of how long you have held the shares. You must directly pay the social insurance contributions in accordance with applicable payment requirements.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN GERMANY
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Germany income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Germany tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Germany tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution (as determined under German tax rules). The Company will withhold all applicable taxes on this income.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Germany tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Germany tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares (as determined under German tax laws) on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold all applicable taxes on this income.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN HONG KONG
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Hong Kong income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Hong Kong tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Hong Kong tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will not withhold any taxes on this income. You will have to directly pay the taxes on such income in accordance with applicable payment requirements.
     When you sell the shares that you acquire through a grant of restricted stock units, you will not be subject to tax.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Hong Kong tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Hong Kong tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will not withhold any taxes on this income. You will have to directly pay the taxes on such income. You will have to directly pay the taxes on such income in accordance with applicable payment requirements.
     Upon a subsequent sale of the shares, you will not be subject to tax.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN INDIA
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for India income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under India tax laws, we have included the following summary of the tax consequences generally applicable to restricted stock units under India tax law. The summary provides a description of the current law as well as the proposed changes recently announced in the Finance Bill 2009.
     Current Law: You generally will not have taxable income at the time you are granted a restricted stock unit. Under current law, you will not recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you. However, you will be required to pay any fringe benefits tax that your employer is required to pay in connection with your restricted stock units.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise in an amount equal to the difference between the sales proceeds and the value of the shares on the vesting date.
     Proposed Rules Effective with Transfer of Shares on or after April 1, 2009: You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you. The amount of the income will be equal to the fair market value of the shares on the date of distribution. The Company will withhold all applicable taxes on this income.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options: If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under India tax laws, we have included the following summary of the tax consequences generally applicable to stock options under India tax law. The summary provides a description of the current law as well as the proposed changes recently announced in the Finance Bill 2009.
     Current Law: Under current law, an option holder generally will not realize taxable income upon the grant or exercise of a stock option. However, you will be required to pay the fringe benefits tax payable by your employer in connection with the option.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise in an amount equal to the difference between the sales proceeds and the value of the shares on the vesting date.
     Proposed Rules Effective with Options Exercised on or after April 1, 2009: An option holder will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold all applicable taxes on such income.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN JAPAN
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Japan income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Japan tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Japan tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will not withhold any taxes on this income. You will have to directly pay the taxes on such income in accordance with applicable payment requirements.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Japan tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Japan tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will not withhold any taxes on this income. You will have to directly pay the taxes on such income in accordance with applicable payment requirements.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN THE NETHERLANDS
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Netherlands income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Netherlands tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Netherlands tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will withhold all applicable taxes on this income.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Netherlands tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Netherlands tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold all applicable taxes on this income.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN SINGAPORE
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Singapore income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Singapore tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Singapore tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will not withhold any taxes on this income. You will have to directly pay the taxes on such income in accordance with applicable payment requirements.
     When you sell the shares that you acquire through a grant of restricted stock units, you will not be subject to tax unless you are in the business of “trading” shares.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Singapore tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Singapore tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will not withhold any taxes on this income. You will have to directly pay the taxes on such income in accordance with applicable payment requirements.
     Upon a subsequent sale of the shares, you will not be subject to tax unless you are in the business of “trading” shares.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN SWEDEN
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for Sweden income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Sweden tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Sweden tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will withhold all applicable taxes on this income.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Sweden tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Sweden tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold all applicable taxes on this income.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN SWITZERLAND
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. The tax consequences of the amendment of the performance awards will vary by canton.
     Cantons of Geneva and Vaud.
     In the cantons of Geneva and Vaud, restricted stock units are generally taxed at the time of vesting and stock options are generally taxed at grant. The Company is in the process of applying for a ruling to defer taxation of restricted stock units until the shares subject to the restricted stock units are distributed to you and to defer taxation of stock options until the options are exercised. The tax consequences of your restricted stock units and stock options and the amendment under the offer will depend on whether or not a favorable ruling is obtained and are described below.
     Restricted stock units.
     General Rules. Under the general tax rules in the cantons of Geneva and Vaud, you will recognize ordinary income when the restricted stock units vest. The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of vesting. If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), the Company will not withhold income tax on this income, but will withhold applicable social insurance contributions. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements. If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), the Company will withhold and report income tax and social insurance contributions on this income. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.
     The amendment of your performance restricted stock units will likely not have any impact on the tax consequences.
     When you sell the shares that you acquire through a grant of restricted stock units, you will not be subject to tax, provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.
     Approved Tax Ruling. If the tax ruling request is approved by the cantonal tax authorities, then your restricted stock units will be taxed as ordinary income at the time the shares subject to the restricted stock units are distributed to you. The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), the Company will not withhold income tax on this income, but will withhold applicable social insurance contributions. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements. If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), the Company will withhold and report income tax and social insurance contributions on this income. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.
     The amendment of your performance restricted stock units will likely not have any impact on the tax consequences.
     When you sell the shares that you acquire through a grant of restricted stock units, you will not be subject to tax, provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.
     Stock options.
     General Rules. Under the general tax rules in the cantons of Geneva and Vaud, you will recognize ordinary income upon grant of the stock options. The amount of ordinary income you recognize will be equal to the fair market value of the options (calculated in accordance with the Black-Scholes valuation model). If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), the Company will not withhold income tax on this income, but will withhold applicable social insurance contributions. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements. If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), the Company will withhold and report income tax and social insurance contributions on this income. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

     The amendment of your performance stock options will likely be a taxable event. The amount of ordinary income you recognize upon amendment will likely be equal to the increase in fair market value of the stock option (calculated in accordance with the Black-Scholes valuation model) following its amendment.
     Upon a subsequent sale of the shares, you will not be subject to tax, provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.
     Approved Tax Ruling. If the tax ruling request is approved by the cantonal tax authorities, then your stock options will be taxed as ordinary income at the time you exercise your stock options. The amount of ordinary income you recognize will be equal to the excess of fair market value of the shares on the date of exercise over the exercise price you pay. If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), the Company will not withhold income tax on this income, but will withhold applicable social insurance contributions. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements. If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), the Company will withhold and report income tax and social insurance contributions on this income. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.
     The amendment of your performance stock options will likely not have any impact on the tax consequences.
     Upon a subsequent sale of the shares, you will not be subject to tax, provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.
     Cantons Other Than Geneva and Vaud.
     Performance award holders in cantons other than Geneva and Vaud who have their performance awards amended will likely not be required to recognize income at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under Switzerland tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under Switzerland tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), the Company will not withhold income tax on this income, but will withhold applicable social insurance contributions. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements. If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), the Company will withhold and report income tax and social insurance contributions on this income. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.
     When you sell the shares that you acquire through a grant of restricted stock units, you will not be subject to tax, provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Switzerland tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Switzerland tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), the Company will not withhold income tax on this income, but will withhold applicable social insurance contributions. You will have to directly pay the income taxes on such income in accordance with applicable payment requirements. If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), the Company will withhold and report income tax and social insurance contributions on this income. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.
     Upon a subsequent sale of the shares, you will not be subject to tax provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN TUNISIA
     The following is a general summary of the material income tax consequences under current law of the performance stock options. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance stock options. The income tax treatment of stock options or amendments of stock options is not completely clear. We believe that it is unlikely that performance stock option holders who have their performance stock options amended will be required to recognize income for Tunisia income tax purposes at the time of the amendment. The tax consequences of the amended stock options are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under Tunisia tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under Tunisia tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. As discussed above, the income tax treatment of stock options is not completely clear. When you exercise a stock option, you will likely recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold all applicable taxes on this income.
     When you sell the shares that you acquire through the exercise of stock options, you will likely recognize capital gains.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN THE UNITED ARAB EMIRATES
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended should not be required to recognize income for United Arab Emirates income tax purposes at the time of the amendment. We believe that the amendment will be treated as a non-taxable event. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment will not have an impact under United Arab Emirates tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under United Arab Emirates tax law.
     You will not have taxable income at the time you are granted a restricted stock unit or at the time the shares subject to the restricted stock units are distributed to you.
     When you sell the shares that you acquire through a grant of restricted stock units, you will not be subject to tax.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will not have an impact under United Arab Emirates tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under United Arab Emirates tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant or exercise of a stock option.
     Upon a subsequent sale of the shares, you will not be subject to tax.

MATERIAL INCOME TAX CONSEQUENCES FOR INDIVIDUALS SUBJECT
TO TAXATION IN THE UNITED KINGDOM
     The following is a general summary of the material income tax consequences under current law of the performance awards. This discussion is based on the law in effect as of the date of the offer. The summary does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to be applicable to all categories of award holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis.
     If you are a citizen or resident more than one country or are considered a resident of more than one country for local law purposes, or you are on or have recently returned from an international assignment, the information contained in this discussion may not be applicable to you.
     We strongly recommend that you consult with your own tax advisors to discuss the tax consequences of your particular participation in the offer, as the tax consequences to you depend on your individual tax situation.
     Amendment of performance awards. Performance award holders who have their performance awards amended will likely not be required to recognize income for United Kingdom income tax purposes at the time of the amendment. The tax consequences of the amended awards are the same as the tax consequences of your current eligible awards and are briefly summarized below.
     Restricted stock units. If you participate in this offer, your restricted stock units will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the restricted stock units will likely not have an impact under United Kingdom tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to restricted stock units under United Kingdom tax law.
     You generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income at the time the shares subject to the restricted stock units are distributed to you.
     The amount of ordinary income you recognize will be equal to the fair market value of the shares on the date of distribution. The Company will withhold all applicable income taxes and employee national insurance contributions on this income. In addition, you will be required to pay all employer national insurance contributions with respect to such income in accordance with the agreement evidencing the terms of your restricted stock units.
     When you sell the shares that you acquire through a grant of restricted stock units, a capital gains tax liability will arise.
     Stock options. If you participate in this offer, your options will be amended pursuant to the terms of this Offer to Amend. Although the amendment to the options will likely not have an impact under United Kingdom tax laws, we have included the following summary as a reminder of the tax consequences generally applicable to stock options under United Kingdom tax law.
     Under current law, an option holder generally will not realize taxable income upon the grant of a stock option. However, when you exercise a stock option, you generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. The Company will withhold all applicable income taxes and employee national insurance contributions on this income. In addition, you will be required to pay all employer national insurance contributions with respect to such income in accordance with the agreement evidencing the terms of your stock option.
     Upon a subsequent sale of the shares, a capital gains tax liability will arise.

SCHEDULE C
FINANCIAL INFORMATION OF SUNGARD
SUNGARD
CONSOLIDATED STATEMENTS OF EARNINGS
     The information presented below should be read together with the complete financial statements and notes related thereto as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Form 10-12G/A.
SunGard Capital Corp. (1)
Income Statement Data (2)(3)

	August 11
	through
	December 31,	Year ended December 31,			Six Months Ended June 30,
(in millions)	2005	2006	2007	2008	2008	2009
					(unaudited)	(unaudited)
Revenue:
Services	$1,418	$3,870	$4,364	$5,083	$2,412	$2,489
License and resale fees	166	342	396	369	157	143

Total products and services	1,584	4,212	4,760	5,452	2,569	2,632
Reimbursed expenses	47	111	141	144	90	72

	1,631	4,323	4,901	5,596	2,659	2,704

Costs and expenses:
Cost of sales and direct operating	741	1,980	2,268	2,744	1,296	1,396
Sales, marketing and administration	343	915	1,043	1,152	570	530
Product development	96	255	271	308	157	148
Depreciation and amortization	89	238	251	278	137	141
Amortization of acquisition-related intangible assets	147	399	438	515	230	254
Goodwill impairment charge and merger costs	18	4	—	130	—	1

	1,434	3,791	4,271	5,127	2,390	2,470

Income from operations	197	532	630	469	269	234
Interest income	7	16	20	18	9	1
Interest expense and amortization of deferred financing fees	(248)	(656)	(645)	(599)	(291)	(306)
Other income (expense)	(17)	(29)	(68)	(93)	(25)	21

Loss before income taxes	(61)	(137)	(63)	(205)	(38)	(50)
Benefit (provision) for income taxes	33	21	3	(37)	18	9

Net loss	(28)	(116)	(60)	(242)	(20)	(41)
Minority interest (preferred stock dividends of SCCII)	(45)	(124)	(139)	(157)	(78)	(86)

Net loss attributable to SunGard Capital Corp	$(73)	$(240)	$(199)	$(399)	$(98)	$(127)

Balance Sheet Data (2)

	December 31,				June 30,
	2005	2006	2007	2008	2009
(in millions)					(Unaudited)
Current assets	$1,367	$1,480	$1,692	$2,495	$2,094
Noncurrent assets	13,221	13,202	13,150	13,283	13,206
Total assets	14,588	14,682	14,842	15,778	15,300
Current liabilities	1,829	1,926	2,194	2,578	2,226
Noncurrent liabilities	9,186	9,172	9,079	10,148	9,978
Total liabilities	11,015	11,098	11,273	12,726	12,204
Total short-term and long-term debt	7,429	7,439	7,485	8,875	8,486
Noncontrolling Interest in preferred stock of SCCII (held by management subject to a put option for death or disability)	52	56	56	60	47
Class L common stock held by management subject to a put option for death or disability	118	121	116	111	84
Class A common stock held by management subject to a put option for death or disability	13	13	13	12	10
Noncontrolling interest in preferred stock of SCCII	1,000	1,121	1,258	1,411	1,504
Stockholders’ equity	3,389	3,394	3,384	2,869	2,955

SunGard Capital Corp. II (1)
Income Statement Data (2)(3)

	August 11
	through
	December 31,	Year ended December 31,			Six Months Ended June 30,
(in millions)	2005	2006	2007	2008	2008	2009
Revenue:
Services	$1,418	$3,870	$4,364	$5,083	$2,412	$2,489
License and resale fees	166	342	396	369	157	143

Total products and services	1,584	4,212	4,760	5,452	2,569	2,632
Reimbursed expenses	47	111	141	144	90	72

	1,631	4,323	4,901	5,596	2,659	2,704

Costs and expenses:
Cost of sales and direct operating	741	1,980	2,268	2,744	1,296	1,396
Sales, marketing and administration	343	915	1,042	1,151	570	530
Product development	96	255	271	308	157	148
Depreciation and amortization	89	238	251	278	137	141
Amortization of acquisition-related intangible assets	147	399	438	515	230	254
Goodwill impairment charge and merger costs	18	4	—	130	—	1

	1,434	3,791	4,270	5,126	2,390	2,470

Income from operations	197	532	631	470	269	234
Interest income	6	14	19	18	9	1
Interest expense and amortization of deferred financing fees	(248)	(656)	(645)	(599)	(291)	(306)
Other income (expense)	(17)	(29)	(68)	(93)	(25)	21

Loss before income taxes	(62)	(139)	(63)	(204)	(38)	(50)
Benefit (provision) for income taxes	33	21	3	(38)	18	9

Net loss	$(29)	$(118)	$(60)	$(242)	$(20)	$(41)

Balance Sheet Data (2)

	December 31,				June 30,
	2005	2006	2007	2008	2009
(in millions)					(unaudited)
Current assets	$1,366	$1,471	$1,690	$2,495	$2,094
Noncurrent assets	13,221	13,202	13,150	13,283	13,206
Total assets	14,587	14,673	14,840	15,778	15,300
Current liabilities	1,829	1,926	2,206	2,568	2,226
Noncurrent liabilities	9,186	9,171	9,079	10,148	9,978
Total liabilities	11,015	11,097	11,285	12,716	12,204
Total short-term and long-term debt	7,429	7,439	7,485	8,875	8,486
Preferred stock held by management subject to a put option for death or disability	51	52	50	51	37
Stockholders’ equity	3,521	3,524	3,505	3,011	3,059

(1)	SunGard Capital Corp. (“SCC”) and SunGard Capital Corp. II (“SCCII”) were created in 2005 for the purpose of acquiring SunGard Data Systems Inc. (“SunGard”), which occurred on August 11, 2005 (the “Transaction”).

(2)	Includes the effect of business acquisitions and dispositions from the date of each event. There were ten acquisitions in 2004, eleven acquisitions in 2005, ten acquisitions in 2006, eleven acquisitions in 2007, six acquisitions in 2008, two acquisitions in the three months ended March 31, 2008 and one acquisition in the three months ended March 31, 2009. Three businesses were sold in each of 2004 and 2006, and 4 businesses were sold in 2008. See Note 2 of Notes to Consolidated Financial Statements included in the Form 10-12G/A for SunGard Capital Corp. and SunGard Capital Corp. II filed in June 2009.

(3)	2004 includes a gain of $78 million from the sale of Brut LLC, offset by $6 million of costs associated with the abandoned spin-off of SunGard Availability Services.

The period from August 11, 2005 through December 31, 2005 includes $18 million consisting primarily of payroll taxes and certain compensation expenses related to the Transaction.

2007 includes expense of $28 million associated with the early retirement of the $400 million of senior floating rate notes due 2013, of which $19 million represented the retirement premium paid to noteholders.

2008 includes a goodwill impairment charge of $128 million, intangible asset write-offs of $67 million and foreign currency losses and unused alternate financing commitment fees associated with the acquisition of GL TRADE S.A. of $17 million.

See Notes 1 and 2 of Notes to Consolidated Financial Statements included in the Form 10-12G/A for SunGard Capital Corp. and SunGard Capital Corp. II filed in June 2009.

     The following show our historical ratio of earning to fixed charges for the two most recent fiscal years.
SunGard Capital Corp.
Computation of Ratio of Earnings to Fixed Charges (Unaudited)
($ in millions)

	August 11
	through	Year ended	Year ended	Year ended		Six Months
	December 31,	December 31,	December 31,	December 31,	Six Months ended	ended June 30,
	2005 (1)	2006	2007	2008	June 30, 2008	2009
Fixed charges
Interest expense	$228	$616	$608	$561	$272	$282
Amortization of debt issuance costs and debt discount	20	40	37	37	18	20
Portion of rental expense representative of interest	25	61	69	75	37	40

Total fixed charges	$273	$717	$714	$673	$327	$342

Earnings
Income (loss) before income taxes	$(61)	$(137)	$(63)	$(205)	$(38)	$(50)
Fixed charges per above	273	717	714	673	327	342

Total earnings	$212	$580	$651	$468	$289	$292

Ratio of earnings to fixed charges	*	*	*	*	*	*

*	Earnings for the period August 11 through December 31, 2005, for the years ended December 31, 2006, 2007 and 2008 and for the six month periods ended June 30, 2008 and 2009 were inadequate to cover fixed charges by $61 million, $137 million, $63 million, $205 million, $38 million and $50 million, respectively.

(1)	SunGard Capital Corp. was created in 2005 for the purpose of acquiring SunGard Data Systems Inc., which occurred on August 11, 2005.
SunGard Capital Corp. II
Computation of Ratio of Earnings to Fixed Charges (Unaudited)
($ in millions)

	August 11
	through	Year ended	Year ended	Year ended		Six Months
	December 31,	December 31,	December 31,	December 31,	Six Months ended	ended June 30,
	2005 (1)	2006	2007	2008	June 30, 2008	2009
Fixed charges
Interest expense	$228	$616	$608	$561	$272	$282
Amortization of debt issuance costs and debt discount	20	40	37	37	18	20
Portion of rental expense representative of interest	25	61	69	75	37	40

Total fixed charges	$273	$717	$714	$673	$327	$342

Earnings
Income (loss) before income taxes	$(62)	$(139)	$(63)	$(204)	$(38)	$(50)
Fixed charges per above	273	717	714	673	327	342

Total earnings	$211	$578	$651	$469	$289	$292

Ratio of earnings to fixed charges	*	*	*	*	*	*

*	Earnings for the period August 11 through December 31, 2005, for the years ended December 31, 2006, 2007 and 2008 and for the six month periods ended June 30, 2008 and 2009 were inadequate to cover fixed charges by $62 million, $139 million, $63 million, $204 million, $38 million and $50 million, respectively.

(1)	SunGard Capital Corp. II was created in 2005 for the purpose of acquiring SunGard Data Systems Inc., which occurred on August 11, 2005.

SCHEDULE D
INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF SUNGARD
     The directors and executive officers of SunGard as of August 12, 2009, are set forth in the following table:

Name	Principal Position With SunGard Data Systems Inc.
Executive Officers
James E. Ashton III	Division Chief Executive Officer, Financial Systems
Kathleen Asser Weslock	Senior Vice President—Human Resources and Chief Human Resources Officer
Eric Berg	Group Chief Executive Officer, Availability Services
Cristóbal Conde	President, Chief Executive Officer and Director
Harold C. Finders	Division Chief Executive Officer, Financial Systems
Till M. Guldimann	Vice Chairman
Ronald M. Lang	Group Chief Executive Officer, Higher Education
Karen M. Mullane	Vice President and Controller
Brian Robins	Senior Vice President and Chief Marketing Officer
Michael J. Ruane	Senior Vice President—Finance and Chief Financial Officer
Gilbert O. Santos	Group Chief Executive Officer, Public Sector
Victoria E. Silbey	Senior Vice President—Legal and General Counsel
Richard C. Tarbox	Senior Vice President—Corporate Development

Directors
Chinh E. Chu	Director
John Connaughton	Director
James H. Greene, Jr.	Director
Glenn H. Hutchins	Chairman of the Board of Directors
James L. Mann	Director
John Marren	Director
Sanjeev Mehra	Director
Julie Richardson	Director

D-1